Exhibit 4

CERTIFICATE OF INCORPORATION
OF
ASPEN TECHNOLOGY, INC.

FIRST:                  The name of this corporation (the “Corporation”) is Aspen Technology, Inc.

SECOND:   The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

THIRD:                 The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:   The Corporation is authorized to issue two classes of capital stock, one of which is designated as common stock, $.10 par value per share (“Common Stock”), and the other of which is designated as preferred stock, $.10 par value per share (“Preferred Stock”).  The total number of shares of both classes of capital stock that the Corporation shall have authority to issue is 50,000,000 shares, consisting of 40,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.  The Preferred Stock may be issued from time to time in one or more series as set forth in Section (b) of this Article FOURTH.  The following is a statement of the designations and the powers, preferences and rights of, and the qualifications, limitations or restrictions applicable to, each class of capital stock of the Corporation.

(a)              Common Stock

(1) General.  The voting, dividend and liquidation rights of holders of Common Stock are subject to and qualified by the rights of holders of Preferred Stock of any series as may be designated in any resolution or resolutions providing for the issue of such series as may be adopted by the board of directors as hereinafter provided.

(2) Voting.  Holders of Common Stock are entitled to one vote for each share held at all meetings of stockholders.  The number of authorized shares of Common Stock may be increased or deceased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

(3) Dividends.  Dividends may be declared and paid on Common Stock from funds lawfully available therefor, as and when determined by the board of directors and subject to any preferential dividend rights of any series of Preferred Stock then outstanding.

(4) Liquidation.  Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to stockholders of the Corporation, subject to any preferential rights of any series of Preferred Stock then outstanding.

(b)              Preferred Stock

(1) Issuance.  Preferred Stock may be issued from time to time in one or more series, each of which series shall have such terms as are set forth herein and in any resolution or resolutions providing for the issue of such series as may be adopted by the board of directors as hereinafter provided.  Any shares of Preferred Stock that may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise expressly provided in this Certificate of Incorporation or provided by law.

(2) Single Class.  Different series of Preferred Stock shall not be construed to constitute different classes of capital stock for the purposes of voting by classes unless expressly provided.

(3) Authority of Board.  Authority is hereby expressly granted to the board of directors to provide for the issuance of Preferred Stock from time to time in one or more series, and in connection with the creation of any such series, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights thereof, and qualifications, limitations or restrictions applicable thereto, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware.  Without limiting the generality of the foregoing, a resolution or resolutions providing for issuance of any series of Preferred Stock may provide for dividend rights, conversion rights, redemption privileges and liquidation preferences applicable to such series and may provide that such series shall rank superior, equal or junior to the Preferred Stock of any other series, in each case except as otherwise expressly provided in this Certificate of Incorporation or as provided by law.  Except as otherwise provided in this Certificate of Incorporation, no vote of holders of Common Stock or holders of Preferred Stock shall be a prerequisite to the designation or issuance of any shares of any series of Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation.

FIFTH:                 Stockholders of the Corporation may not take any action by written consent in lieu of a meeting.  Special meetings of stockholders may be called at any time by the Chairman of the Board, the Chief Executive Officer (or if there is no Chief Executive Officer, the President) or the board of directors.  Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of the general meeting.

SIXTH:                  The following provisions shall apply with respect to the board of directors of the Corporation:

(a)     Number of Directors

The number of directors shall be fixed from time to time by, or in the manner provided in, the by-laws of the Corporation, the Series A Certificate or any other certificate of designation with respect to a series of Preferred Stock, provided that in no event shall the number of directors be less than three.

(b)     Election of Directors

Elections of directors need not be by written ballot unless otherwise provided in the by-laws of the Corporation.

(c)     Classes of Directors

The board of directors shall be divided into three classes, consisting of Class I, Class II and Class III.  No class of directors shall have more than one director more than any other class.  If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class I, and if such fraction

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is two-thirds, one of the extra directors shall be a member of Class I and one of the extra directors shall be a member of Class II, except as otherwise may be provided from time to time by the board of directors.

(d)     Terms of Office

Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided that each initial director in Class I shall serve for a term ending on the date of the annual meeting of stockholders in 2000, each initial director in Class II shall serve for a term ending on the date of the annual meeting of stockholders in 1998 and each initial director in Class III shall serve for a term ending on the date of the annual meeting of stockholders in 1999 and provided further that the term of each director shall be subject to the election and qualification of a successor to such director and to the earlier death, resignation or removal of such director.

(e)     Allocation of Directors Among Classes Upon Changes in Authorized Number of Directors

In the event of any increase or decrease in the authorized number of directors, (1) each director then serving shall continue as a director of the class of which such director is a member and (2) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the board of directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class.  To the extent possible, consistent with the foregoing, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, except as otherwise may be provided from time to time by the board of directors.

(f)     Removal

Directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the shares of capital stock of the Corporation issued and outstanding and entitled to vote.

SEVENTH:             No director shall be personally liable to the Corporation or to any of its stockholders for monetary damages arising out of such director’s breach of fiduciary duty as a director of the Corporation, except to the extent that the elimination or limitation of such liability is not permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended.  No amendment to or repeal of the provisions of this Article SEVENTH shall deprive any director of the Corporation of the benefit of the provisions of this Article SEVENTH with respect to any act or failure to act of any director occurring prior to such amendment or repeal.

EIGHTH:    The following provisions shall apply with respect to the indemnification of, and advancement of expenses to, certain parties as set forth below:

(a)              Indemnification

(1) Proceedings Other than by or in the Right of the Corporation.  The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or

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was, or has agreed to become, a director or officer of the Corporation, or is or was serving or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation (including any partially or wholly owned subsidiary of the Corporation), partnership, joint venture, trust or other enterprise (including any employee benefit plan) (each of such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection with such action, suit or proceeding and any appeal therefrom, if (A) the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation and (B) with respect to any criminal action or proceeding, the Indemnitee had no reasonable cause to believe the Indemnitee’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith, did not act in a manner that the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, did not have reasonable cause to believe that the Indemnitee’s conduct was unlawful.  Notwithstanding anything to the contrary in this Article EIGHTH, except as set forth in Section (c)(2) of this Article EIGHTH, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with the proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the board of directors of the Corporation.

(2) Proceedings by or in the Right of the Corporation.  The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in the Corporation’s favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving as a director, officer or trustee of, or in a similar capacity with, another corporation (including any partially or wholly owned subsidiary of the Corporation), partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection with such action, suit or proceeding and any appeal therefrom, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) that the Court of Chancery of the State of Delaware shall deem proper.

(3) Expenses of Successful Indemnitee.  Notwithstanding any other provision of this Article EIGHTH, to the extent that an Indemnitee has been successful, on the merits or otherwise (including a disposition without prejudice), in defense of any action, suit or proceeding referred to in Section (a)(1) or (2) of this Article EIGHTH, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, the Indemnitee shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection therewith.  Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (A) the disposition being adverse to the Indemnitee, (B) an adjudication that the Indemnitee was liable to the Corporation, (C) a plea of guilty or nolo contendere by the Indemnitee, (D) an

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adjudication that the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and (E) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe the Indemnitee’s conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

(4) Partial Indemnification.  If any Indemnitee is entitled under any provision of this Section (a) to indemnification by the Corporation for a portion, but not all, of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in any appeal therefrom, the Corporation shall indemnify the Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

(b)              Advancement of Expenses

Subject to Section (c)(2) of this Article EIGHTH, in the event that the Corporation does not assume a defense pursuant to Section (c)(1) of this Article EIGHTH of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article EIGHTH, any expenses (including attorneys’ fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final deposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article EIGHTH. Any such undertaking by an Indemnitee shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

(c)              Procedures

(1) Notification and Defense of Claim.  As a condition precedent to any Indemnitee’s right to be indemnified, the Indemnitee must promptly notify the Corporation in writing of any action, suit, proceeding or investigation involving the Indemnitee for which indemnity will or may be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee; provided that the Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such claim. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided in this Paragraph (1). The Indemnitee shall have the right to employ the Indemnitee’s own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (A) the employment of counsel by the Indemnitee has been authorized by the Corporation, (B) counsel to the Indemnitee has reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (C) the Corporation has not in fact employed counsel to assume the defense of such action, in each of which cases the fees and

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expenses of counsel for the Indemnitee shall be at the expense of the Corporation except as otherwise expressly provided by this Article EIGHTH.

(2) Requests and Payment.  In order to obtain indemnification or advancement of expenses pursuant to this Article EIGHTH, an Indemnitee shall submit to the Corporation a written request therefor, which request shall include documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses.  Any such indemnification or advancement of expenses shall be made promptly, and in any event within sixty days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section (a)(1), (a)(2) or (b) of this Article EIGHTH, the Corporation determines, by clear and convincing evidence, within such sixty-day period, that any Indemnitee did not meet the applicable standard of conduct set forth in Section (a)(1) or (a)(2) of this Article EIGHTH. Such determination shall be made in each instance by (A) a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), even though less than a quorum, (B) a majority vote of a quorum of the outstanding shares of capital stock of all classes entitled to vote for directors, which quorum shall consist of stockholders who are not at that time parties to the action, suit, proceeding or investigation in question, (C) independent legal counsel (who may be regular legal counsel to the Corporation), or (D) a court of competent jurisdiction.

(3) Remedies.  The right of an Indemnitee to indemnification or advancement of expenses pursuant to this Article EIGHTH shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies, in whole or in part, a request of an Indemnitee in accordance with the preceding Paragraph (2) or if no disposition thereof is made within the sixty-day period referred to in the preceding Paragraph (2).  Unless otherwise provided by law, the burden of proving that an Indemnitee is not entitled to indemnification or advancement of expenses pursuant to this Article EIGHTH shall be on the Corporation.  Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met any applicable standard of conduct, nor an actual determination by the Corporation pursuant to the preceding Section (c)(2) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.  The Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing the Indemnitee’s right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

(d)     Rights Not Exclusive

The right of an Indemnitee to indemnification and advancement of expenses pursuant to this Article EIGHTH shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in the Indemnitee’s official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to serve in the capacity with respect to which the Indemnitee’s right to indemnification or advancement of expenses accrued, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee.  Nothing contained in this Article EIGHTH shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures supplemental to those set forth in this Article EIGHTH.  The Corporation may, to the extent authorized from time to time by its board of

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directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article EIGHTH.  In addition, the Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation (including any partially or wholly owned subsidiary of the Corporation), partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by such a person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

(e)     Subsequent Events

(1) Amendments of Article or Law.  No amendment, termination or repeal of this Article EIGHTH or of any relevant provisions of the General Corporation Law of the State of Delaware or any other applicable law shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions of this Article EIGHTH with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the effective date of such amendment, termination or repeal.  If the General Corporation Law of the State of Delaware is amended after adoption of this Article EIGHTH to expand further the indemnification permitted to any Indemnitee, then the Corporation shall indemnify the Indemnitee to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended, without the need for any further action with respect to this Article EIGHTH.

(2) Merger or Consolidation.  If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article EIGHTH with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or factors occurring prior to the date of such merger or consolidation.

(f)     Invalidation

If any or all of the provisions of this Article EIGHTH shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable provision of this Article EIGHTH that shall not have been invalidated and to the fullest extent permitted by the General Corporation Law of the State of Delaware or any other applicable law.

(g)    Definitions

Unless defined elsewhere in this Certificate of Incorporation, any term used in this Article EIGHTH and defined in Section 145(h) or (i) of the General Corporation Law of the State of Delaware shall have the meaning ascribed to such term in such Section.

NINTH:                 In furtherance of and not in limitation of powers conferred by statute, it is further provided that:

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(a)     Amendment of By-Laws

Subject to the limitations and exceptions, if any, contained in the by-laws of the Corporation, the by-laws may be adopted, amended or repealed by the board of directors.

(b)     Location of Corporate Books

Subject to any applicable requirements of the General Corporation Law of the State of Delaware, the books of the Corporation may be kept outside the State of Delaware at such location or locations as may be designated from time to time by the board of directors or in the by-laws of the Corporation.

TENTH:      Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ELEVENTH:          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the General Corporation Law of the State of Delaware and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.  Notwithstanding any provision of law, any other provision of this Certificate of Incorporation or any provision of the by-laws of the Corporation , the affirmative vote of the holders of at least seventy-five percent of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, any provision of Article FIFTH, Article SIXTH or this Article ELEVENTH.

TWELFTH:            The name of the sole incorporator of the Corporation is Stephen J. Doyle and his mailing address is Aspen Technology, Inc., Ten Canal Park, Cambridge, Massachusetts 02141.

IN WITNESS WHEREOF, I have hereunto set my hand as of March 10, 1998.

/s/ Stephen J. Doyle
Stephen J. Doyle
Sole Incorporator

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CERTIFICATE OF MERGER
OF
ASPEN TECHNOLOGY, INC., A MASSACHUSETTS CORPORATION,
WITH AND INTO
ASPEN TECHNOLOGY, INC., A DELAWARE CORPORATION

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

FIRST:                  The name and state of incorporation of each of the constituent corporations of the merger are as follows:

Name	State of Incorporation
Aspen Technology, Inc.	Delaware
Aspen Technology, Inc.	Massachusetts

SECOND:             An agreement and plan of merger (the “Plan of Merger”) has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware.

THIRD:                 The name of the surviving corporation is “Aspen Technology, Inc.”

FOURTH:   The certificate of incorporation of Aspen Technology, Inc., a Delaware corporation, as in effect immediately prior to the merger, shall be the certificate of incorporation of the surviving corporation.

FIFTH:                 An executed copy of the Plan of Merger is on file at the principal place of business of the surviving corporation, which is located at Ten Canal Park, Cambridge, Massachusetts 02141.

SIXTH:                  A copy of the Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of either constituent corporation.

SEVENTH:             The authorized capital stock of Aspen Technology, Inc., a Massachusetts corporation, consists of (i) 40,000,000 shares of common stock, $.10 par value per share, of which 21,441,366 shares have been issued and are outstanding, (ii) 400,000 shares of Series A participating cumulative preferred stock, $.10 par value per share, of which no shares are outstanding, and (iii) 9,600,000 shares of undesignated preferred stock.  The authorized capital stock of Aspen Technology, Inc., a Delaware corporation, consists of (i) 40,000,000 shares of common stock, $.10 par value per share, of which 100 shares have been issued, are outstanding and are owned by Aspen Technology, Inc., a Massachusetts corporation and (ii) 10,000.000 shares of undesignated preferred stock.

Dated: March 12, 1998

[SEAL]

ASPEN TECHNOLOGY, INC.

		By:	/s/ Joseph F. Boston
President
Joseph F. Boston

Attest:

By:	/s/ Stephen J. Doyle
Secretary
Stephen J. Doyle

ASPEN TECHNOLOGY, INC.

CERTIFICATE OF DESIGNATION

OF

SERIES A PARTICIPATING CUMULATIVE PREFERRED STOCK

SECTION 1. Designation and Number of Shares

The shares of this series of Preferred Stock shall be designated as Series A participating cumulative preferred stock, $.10 par value per share (“Series A Preferred Stock”).  The number of shares initially constituting the Series A Preferred Stock shall be 400,000; provided, however, that, if more than a total of 400,000 shares of Series A Preferred Stock shall be issuable upon the exercise of Rights (the “Rights”) issued pursuant to the Rights Agreement dated as of March 11, 1998, between the Corporation and American Stock Transfer and Trust Company, a limited power banking trust company licensed by the New York State Banking Authority, as Rights Agent (the “Rights Agreement”), the board of directors, pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, shall direct by resolution or resolutions that a certificate be properly executed, acknowledged, filed and recorded, in accordance with the provisions of Section 103 thereof, providing for the total number of shares of Series A Preferred Stock authorized to be issued to be increased (to the extent that the Certificate of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.

SECTION 2. Dividends or Distributions

(a) Subject to the prior and superior rights of holders of shares of any other series of Preferred Stock or other class of capital stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the board of directors, out of the assets of the Corporation legally available therefor, (i) quarterly dividends payable in cash on the last day of each fiscal quarter in each year, or such other dates as the board of directors of the Corporation shall approve (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series A Preferred Stock, in the amount of $1.00 per whole share (rounded to the nearest cent) less the amount of all cash dividends declared on the Series A Preferred Stock pursuant to the following clause (ii) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock (the total of which shall not, in any event, be less than zero) and (ii) dividends payable in cash on the payment date for each cash dividend declared on the Corporation’s common stock, $.10 par value per share (“Common Stock”), in an amount per whole share (rounded to the nearest cent) equal to the Formula Number (as hereinafter defined) then in effect times the cash dividends then to be paid on each share of Common Stock.  In addition, if the Corporation shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Common Stock, then, in each such case, the Corporation shall simultaneously pay or make on each outstanding whole share of Series A Preferred Stock a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each share of the Common Stock.  As used herein, the “Formula Number” shall be 100; provided, however, that if at any time on or after March 13, 1998, the Corporation shall (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or make any distribution on the Common Stock in shares of Common Stock, (ii) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further that, if at any time on or after March 13, 1998, the Corporation shall issue any shares of its capital stock in a merger, reclassification, or change of the outstanding shares of Common Stock then in each such event the Formula Number shall be appropriately adjusted to reflect such merger, reclassification or change so that each share of Series A Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock prior to such merger, reclassification or change.

(b)    The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in Section 2(a) immediately prior to or at the same time it declares a dividend or distribution on the Common Stock (other than a dividend or distribution solely in shares of Common Stock); provided, however, that, in the event no dividend or distribution (other than a dividend or distribution in shares of Common Stock) shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.  The board of directors may fix a record date for the determination of holders of Series A Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on Common Stock.

(c)     Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such shares of Series A Preferred Stock; provided, however, that dividends on such shares which are originally issued after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date.  Notwithstanding the foregoing, dividends on shares of Series A Preferred Stock that are originally issued prior to the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend on the first Quarterly Dividend Payment Date shall be calculated as if cumulative from and after the last day of the fiscal quarter next preceding the date of original issuance of such shares.  Accrued but unpaid dividends shall not bear interest.  Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

(d)    So long as any shares of Series A Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on Common Stock unless, in each case, the dividend required by this Section 2 to be declared on Series A Preferred Stock shall have been declared.

(e)     Holders of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

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SECTION 3. Voting Rights

Holders of Series A Preferred Stock shall have the following voting rights:

(a)     Each holder of Series A Preferred Stock shall be entitled to a number of votes equal to the Formula Number then in effect, for each share of Series A Preferred Stock held of record on each matter on which holders of Common Stock or stockholders generally are entitled to vote, multiplied by the maximum number of votes per share which any holder of Common Stock or stockholders generally then have with respect to such matter (assuming any holding period or other requirement to vote a greater number of shares is satisfied).

(b)    Except as otherwise provided herein or by applicable law, holders of Series A Preferred Stock and holders of Common Stock shall vote together as one class for the election of directors and on all other matters submitted to a vote of stockholders of the Corporation.

(c)     If, at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Preferred Stock are in default, the number of directors constituting the board of directors of the Corporation shall be increased by two.  In addition to voting together with holders of Common Stock for the election of other directors of the Corporation, holders of Series A Preferred Stock, voting separately as a class, shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors, the holders of Series A Preferred Stock being entitled to cast a number of votes per share of Series A Preferred Stock equal to the Formula Number.  Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of holders of Series A Preferred Stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders.  If and when such default shall cease to exist, holders of Series A Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends.  Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the board of directors shall be reduced by two.  The voting rights granted by this Section 3(c) shall be in addition to any other voting rights granted to holders of Series A Preferred Stock in this Section 3.

(d)    Except as provided herein, in Section 11 or by applicable law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for authorizing or taking any corporate action.

SECTION 4. Certain Restrictions

(a)     Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not

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(i)  declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of capital stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of capital stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity capital stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)             redeem or purchase or otherwise acquire for consideration shares of any capital stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity capital stock in exchange for shares of any capital stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv)             purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of capital stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the board of directors) to all holders of such shares upon such terms as the board of directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b)    The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

SECTION 5. Liquidation Rights

Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made (a) to holders of shares of capital stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of Series A Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (i) $10.00 per whole share and (ii) an aggregate amount per share equal to the Formula Number then in effect multiplied by the aggregate amount to be distributed per share to holders of Common Stock or (ii) to the holders of capital stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity capital stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

SECTION 6. Consolidation, Merger, etc.

In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which shares of Common Stock are exchanged for or changed into other capital stock or securities, cash or any other property, then in any such case the then-outstanding shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Formula Number then in effect multiplied by the aggregate amount of capital stock, securities, cash or any other property (payable

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in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed.  In the event both Section 2 and this Section 6 would apply to a transaction, this Section 6 shall control.

SECTION 7. No Redemption; No Sinking Fund

(a)     Series A Preferred Stock shall not be subject to redemption by the Corporation or at the option of any holder of Series A Preferred Stock; provided, however, that the Corporation may purchase or otherwise acquire outstanding shares of Series A Preferred Stock in the open market or by offer to any holder or holders of Series A Preferred Stock.

(b)    Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

SECTION 8. Ranking

Series A Preferred Stock shall rank junior to all other series of Preferred Stock of the Corporation, unless the board of directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof.

SECTION 9. Fractional Shares

Series A Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one one-hundredth (1/100th) of a share or any integral multiple of such fraction that shall entitle the holder, in proportion to such holder’s fractional shares, to receive dividends, exercise voting rights, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.  In lieu of fractional shares, the Corporation, prior to the first issuance of a share or a fraction of a share of Series A Preferred Stock, may elect (a) to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-hundredth(1/100th) of a share or any integral multiple thereof or (b) to issue depository receipts evidencing such authorized fraction of a share of Series A Preferred Stock pursuant to an appropriate agreement between the Corporation and a depository selected by the Corporation; provided that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series A Preferred Stock.

SECTION 10.           Reacquired Shares

Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the board of directors pursuant to the provisions of Section (b) of Article FOURTH of the Certificate of Incorporation.

SECTION 11.           Amendment

None of the powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock as provided herein or otherwise in the Certificate of Incorporation shall be amended in any manner that would alter or change the powers, preferences, rights or privileges of the holders of Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least

5

66 2/3% of the outstanding shares of Series A Preferred Stock, voting as a separate class; provided, however, that no such amendment approved by the holders of at least 66 2/3% of the outstanding shares of Series A Preferred Stock shall be deemed to apply to the powers, preferences, rights or privileges of any holder of Series A Preferred Stock originally issued upon exercise of the Rights after the time of such approval without the approval of such holder.

IN WITNESS WHEREOF, Aspen Technology, Inc. has caused this Certificate of Designation of Series A Participating Cumulative Preferred Stock to be executed on its behalf by its President and its Secretary as of March 12, 1998.

ASPEN TECHNOLOGY, INC.

		By:	/s/ J.F. Boston
President – J.F. BOSTON
Attest:

By:	/s/ Stephen J. Doyle
Stephen J. Doyle
Secretary

6

CERTIFICATE OF CORRECTION

FILED TO CORRECT A CERTAIN ERROR IN

THE CERTIFICATE OF DESIGNATION

OF

ASPEN TECHNOLOGY, INC.

FILED IN THE OFFICE OF

THE SECRETARY OF STATE OF DELAWARE

ON MARCH 12, 1998

Aspen Technology, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

1.                   The name of the corporation is Aspen Technology, Inc.

2.                                       That a Certificate of Designation was filed by the Secretary of State of Delaware on March 12, 1998, and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3.                                       The inaccuracy or defect of said Certificate to be corrected is as follows:

“SECTION 1.  Designation and Number of Shares

The shares of this series of Preferred Stock shall be designated as Series A participating cumulative preferred stock, $.10 par value per share (“Series A Preferred Stock”).  The number of shares initially constituting the Series A Preferred Stock shall be 400,000; provided, however, that, if more than a total of 400,000 shares of Series A Preferred Stock shall be issuable upon the exercise of Rights (the “Rights”) issued pursuant to the Rights Agreement dated as of March 11, 1998, between the Corporation and American Stock Transfer and Trust Company, a limited power banking trust company licensed by the New York State Banking Authority, as Rights Agent (the “Rights Agreement”), the board of directors, pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, shall direct by resolution or resolutions that a certificate be properly executed, acknowledged, filed and recorded, in accordance with the provisions of Section 103 thereof, providing for the total number of shares of Series A Preferred Stock authorized to be issued to be increased (to the extent that the Certificate of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.”

4.                   The corrected SECTION 1 should read as follows:

“SECTION 1.  Designation and Number of Shares

The shares of this series of Preferred Stock shall be designated as Series A participating cumulative preferred stock, $.10 par value per share (“Series A Preferred Stock”).  The number of shares initially constituting the Series A Preferred Stock shall be 400,000 provided, however, that, if more than a total of 400,000 shares of Series A Preferred Stock shall be issuable upon the exercise of Rights (the “Rights”) issued pursuant to the Rights Agreement dated as of March 12, 1998, between the Corporation and American Stock Transfer and Trust Company, a limited power banking trust company licensed by the New York State

Banking Authority, as Rights Agent (the “Rights Agreement”), the board of directors, pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, shall direct by resolution or resolutions that a certificate be properly executed, acknowledged, filed and recorded, in accordance with the provisions of Section 103 thereof, providing for the total number of shares of Series A Preferred Stock authorized to be issued to be increased (to the extent that the Certificate of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.”

IN WITNESS WHEREOF, said Aspen Technology, Inc. has caused this Certificate to be signed by Stephen J. Doyle, its Secretary, this first day of June, 1998.

ASPEN TECHNOLOGY, INC.

By:	/s/ Stephen J. Doyle
Secretary

2

CERTIFICATE OF MERGER

OF
B-JAC INTERNATIONAL, INC., A VIRGINIA CORPORATION,

WITH AND INTO

ASPEN TECHNOLOGY, INC., A DELAWARE CORPORATION

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

FIRST:                  The name and state of incorporation of each of the constituent corporations of the merger are as follows:

Name	State of Incorporation
Aspen Technology, Inc.	Delaware
B-JAC International, Inc.	Virginia

SECOND:             An agreement and plan of merger (the “Plan of Merger”) has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware.

THIRD:                 The name of the surviving corporation is “Aspen Technology, Inc.”

FOURTH:             The certificate of incorporation of Aspen Technology, Inc., as in effect immediately prior to the merger, shall be the certificate of incorporation of the surviving corporation.

FIFTH:                 An executed copy of the Plan of Merger is on file at the principal place of business of the surviving corporation, which is located at Ten Canal Park, Cambridge, Massachusetts 02141.

SIXTH:                  A copy of the Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of either constituent corporation.

SEVENTH:          The authorized capital stock of Aspen Technology, Inc. consists of (i) 40,000,000 shares of common stock, $.10 par value per share, of which 24,491,695 shares have been issued and are outstanding, (ii) 400,000 shares of Series A participating cumulative preferred stock, $.10 par value per share, of which no shares are outstanding, and (iii) 9,600,000 shares of undesignated preferred stock.  The authorized capital stock of B-JAC International, Inc. consists of 25,000 shares of common stock, $.01 par value per share, of which 10,000 shares are issued and outstanding.

Dated: June 30, 1998

ASPEN TECHNOLOGY, INC.

[SEAL]

		By:	/s/ Joseph F. Boston
Joseph F. Boston
President

Attest:

By:	/s/ Stephen J. Doyle
Stephen J. Doyle
Secretary

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED

OFFICE AND REGISTERED AGENT

OF

ASPEN TECHNOLOGY, INC.

The Board of Directors of:

ASPEN TECHNOLOGY, INC.,

a Corporation of the State of Delaware, on this 10th day of May, A.D. 1999, does hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is:

1013 Centre Road, in the City of Wilmington, in the County of New Castle, Delaware, 19805.

The name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is:

CORPORATION SERVICE COMPANY.

ASPEN TECHNOLOGY, INC.,

a Corporation of the State of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Stephen J. Doyle, Senior V.P., this 10th day of May A.D. 1999.

/s/ Stephen J. Doyle
Authorized Officer

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

*****

Aspen Technology, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is Corporation Service Company and the present registered office of the corporation is in the county of New Castle.

The Board of Directors of Aspen Technology, Inc. adopted the following resolution on the 1st day of May, 2001.

Resolved, that the registered office of Aspen Technology, Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, Aspen Technology, Inc. has caused this statement to be signed by Michael J. Muscatello, Its Secretary, this 22nd day of May, 2001.

/s/ Michael J. Muscatello
Michael J. Muscatello

Title:	Secretary

ASPEN TECHNOLOGY, INC.

CERTIFICATE OF DESIGNATIONS
OF
SERIES B-1 CONVERTIBLE
PREFERRED STOCK
AND
SERIES B-2 CONVERTIBLE
PREFERRED STOCK

(Pursuant to Section 151 of the Delaware General
Corporation Law)

Aspen Technology, Inc., a Delaware corporation (the “Corporation”), in accordance with the provisions of Section 103 of the Delaware General Corporation Law (the “DGCL”) does hereby certify that, in accordance with Section 141(c) of the DGCL, the following resolution was duly adopted by the Board of Directors of the Corporation as of February 4, 2002:

RESOLVED, that two series of Preferred Stock, Series B-1 Convertible Preferred Stock, par value $0.10 per share and Series B-2 Convertible Preferred Stock, par value $0.10 per share, of the Corporation are hereby created and the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions thereof (in addition to any provisions set forth in the Certificate of Incorporation of the Corporation which are applicable to the Preferred Stock of all classes and series) are as follows:

SERIES B-1 CONVERTIBLE PREFERRED STOCK
AND
SERIES B-2 CONVERTIBLE PREFERRED STOCK

1.      Designation, Amount, Par Value and Stated Value.  The following two (2) series of preferred stock shall be designated as (i) the Corporation’s Series B-1 Convertible Preferred Stock (the “Series B-1 Preferred Stock”), and the number of shares so designated shall be 30,000 and (ii) the Corporation’s Series B-2 Convertible Preferred Stock (the “Series B-2 Preferred Stock”), and the number of shares so designated shall be 20,000.  The Series B-1 Preferred Stock and Series B-2 Preferred Stock are sometimes collectively referred to as the “Series B Preferred Stock.”  Each share of Series B Preferred Stock shall have a par value of $0.10 per share and a stated value equal to $1,000 plus any amount added to the Stated Value pursuant to Section 3(c) hereof or Section 2(c) of the Registration Rights Agreement (the “Stated Value”).

2.      Definitions.  In addition to the terms defined elsewhere in this Certificate of Designations, (a) the terms set forth in Exhibit A hereto have the meanings indicated therein, and (b) the following terms have the meanings indicated:

“Conversion Price” means the Initial Conversion Price as of the applicable Original Issue Date, as adjusted pursuant to Section 15 below.

“Equity Conditions” means, with respect to a specified issuance of Common Stock, that each of the following conditions is satisfied:  (i) the number of authorized but unissued and otherwise unreserved shares of Common Stock is sufficient for such issuance; (ii) such shares of Common Stock are registered for resale by the Holders and may be sold by the Holders pursuant to an effective Underlying Shares Registration Statement, all such shares may be sold without volume restrictions pursuant to Rule 144(k) under the Securities Act or all Underlying Shares owned by each Holder may be sold without volume restrictions pursuant to Rule 144 under the Securities Act; (iii) the Common Stock is listed or quoted (and is not suspended from trading) on an Eligible Market and such shares of Common Stock are approved for listing upon issuance; (iv) such issuance would be permitted in full without violating Section 16 hereof or the rules or regulations of any Trading Market; (v) no Bankruptcy Event has occurred;  (vi) the Corporation is not in default with respect to any material obligation hereunder or under any other Transaction Document; and (vii) none of the following events have occurred and are continuing (A) an event constituting a Triggering Event or (B) an event that with the passage of time and without being cured would constitute a Triggering Event other than a pending, proposed or intended Change of Control.

“Holder” means any holder of Series B Preferred Stock.

“Initial Conversion Price” means (i) in the case of Series B-1 Preferred Stock, $19.9703, and (ii) in the case of Series B-2 Preferred Stock, the greater of (x) the lesser of (a) 117.5% of the average of the daily Volume Weighted Average Prices over the twenty (20) consecutive Trading Day period ending on February 27, 2002 (including such date) or (b) 112.5% of the average of the daily Volume Weighted Average Prices over the three (3) consecutive Trading Day period ending on February 27, 2002 (including such date), or (y) $15.00 (as adjusted for any stock splits, stock dividends, stock combinations or similar events occurring after the Original Issue Date of the Series B-1 Preferred Stock and prior to the Original Issue Date of the Series B-2 Preferred Stock).

“Initial Purchase Price” means (i) in the case of Series B-1 Preferred Stock, $1,000, and (ii) in the case of Series B-2 Preferred Stock, the greater of (x) the lesser of (a) the average of the daily Volume Weighted Average Prices over the twenty (20) consecutive Trading Day period ending on February 27, 2002 (including such date) or (b) the average of the daily Volume Weighted Average Prices over the three (3) consecutive Trading Day period ending on February 27, 2002 (including such date), or (y) $15.00 (as adjusted for any stock splits, stock dividends, stock combinations or similar events occurring after the Original Issue Date of the Series B-1 Preferred Stock and prior to the Original Issue Date of the Series B-2 Preferred Stock).

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“Junior Securities” means the Common Stock and all other equity or equity equivalent securities of the Corporation.

“Original Issue Date” means the date of the first issuance of any shares of the Series B-1 Preferred Stock or Series B-2 Preferred Stock, as applicable, regardless of the number of transfers of any particular shares of such Series B Preferred Stock and regardless of the number of certificates that may be issued to evidence such Series B Preferred Stock.

“Purchase Agreement” means the Securities Purchase Agreement, dated February 6, 2002, among the Corporation and the original purchasers of the Series B Preferred Stock.

3.                   Dividends.

(a) Holders shall be entitled to receive, out of funds legally available therefor, and the Corporation shall pay, cumulative dividends on the Series B Preferred Stock at the rate per share (as a percentage of the Stated Value per share) of 4% per annum, payable quarterly in arrears commencing on June 30, 2002 and thereafter on each March 31, June 30, September 30 and December 31, except if such date is not a Trading Day, in which case such dividend shall be payable on the next succeeding Trading Day (each, a “Dividend Payment Date”).  Dividends on the Series B Preferred Stock shall be calculated on the basis of a 365-day year, shall accrue daily commencing on the Original Issue Date for the applicable series of Series B Preferred Stock, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.

(b) Subject to the conditions and limitations set forth below, the Corporation may pay required dividends (i) in cash or (ii) in Common Stock.  The Corporation must deliver written notice (the “Dividend Notice”) to the Holders indicating the manner in which it intends to pay dividends at least ten Trading Days prior to each Dividend Payment Date, but the Corporation may indicate in any such notice that the election contained therein shall continue for subsequent Dividend Payment Dates until revised.  Failure to timely provide such written notice shall be deemed an election by the Corporation to pay the dividend in Common Stock, unless payment of dividends in such manner is not permitted at the time of a dividend, in which case such dividend shall be payable in cash.  All dividends payable in respect of the Series B Preferred Stock on any Dividend Payment Date must be paid in the same manner.

(c) Notwithstanding the foregoing, the Corporation may not pay dividends by issuing Common Stock unless, at such time, the Equity Conditions are satisfied with respect to such Common Stock dividend shares and all of the Underlying Shares then issuable upon conversion in full of all outstanding Series B Preferred Stock.  If the Corporation is required to pay dividends in cash on any Dividend Payment Date and does not timely make such payment, any Holder may (but shall not be required to) treat such cash amount as if it had been added to the Stated Value as of such Dividend Payment Date.  If the Corporation may not legally pay dividends on any Dividend Payment Date, such amount shall be added to the Stated Value as of such Dividend Payment Date.

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(d) So long as any Series B Preferred Stock is outstanding, (i) neither the Corporation nor any Subsidiary shall, directly or indirectly, redeem, purchase or otherwise acquire any Junior Securities or set aside any monies for such a redemption, purchase or other acquisition in excess of $10,000,000 per calendar year, provided that the Corporation shall be entitled to carry forward any amount not used in any calendar year to subsequent calendar years, and (ii) the Corporation shall not pay or declare any dividend or make any distribution on any Junior Securities, except pro rata stock dividends on the Common Stock payable in additional shares of Common Stock and dividends due and paid in the ordinary course on preferred stock of the Corporation, in each case only at such times as the Corporation is in compliance with its payment and other obligations hereunder.

(e) In the event that the Corporation elects to pay dividends in shares of Common Stock, the number of shares of Common Stock to be issued to each Holder as such dividend shall be (i) determined by dividing the total dividend then payable to such Holder by the Dividend Market Price (as defined below) as of the applicable Dividend Payment Date, and rounding up to the nearest whole share, and (ii) paid to such Holder in accordance with Section 3(f) below.  The term “Dividend Market Price” shall mean the average of the Volume Weighted Average Prices of Common Stock for the five (5) consecutive Trading Days prior to the applicable Dividend Payment Date (not including such date).

(f)  In the event that any dividends are paid in Common Stock the Corporation shall, on or before the third (3rd) Trading Day following the payment date of such dividend, (i) issue and deliver to such Holder a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled or (ii) if and when the applicable shares of Common Stock may be held in a balance account with The Depository Trust Corporation through its Deposit Withdrawal Agent Commission System and after the Holder has notified the Corporation that this clause (ii) shall apply, credit the number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with The Depository Trust Corporation through its Deposit Withdrawal Agent Commission System.

4.      Registration of Series B Preferred Stock.  The Corporation shall register shares of the Series B Preferred Stock, upon records to be maintained by the Corporation for that purpose (the “Series B Preferred Stock Register”), in the name of the record Holders thereof from time to time.  The Corporation may deem and treat the registered Holder of shares of Series B Preferred Stock as the absolute owner thereof for the purpose of any conversion hereof or any distribution to such Holder, and for all other purposes, absent actual notice to the contrary.

5.      Registration of Transfers.  The Corporation shall register the transfer of any shares of Series B Preferred Stock in the Series B Preferred Stock Register, upon surrender of certificates evidencing such Shares to the Corporation at its address specified herein.  Upon any such registration or transfer, a new certificate evidencing the shares of Series B Preferred Stock so transferred shall be issued to the transferee and a new certificate evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Holder.

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6.      Liquidation.

(a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (a “Liquidation Event”), the Holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Junior Securities by reason of their ownership thereof, an amount per share in cash equal to the Stated Value for each share of Series B Preferred Stock then held by them (as adjusted for any stock splits, stock dividends, stock combinations and similar transactions with respect to the Series B Preferred Stock), plus all accrued but unpaid dividends on such Series B Preferred Stock as of the date of such event (the “Series B Stock Liquidation Preference”).  If, upon the occurrence of a Liquidation Event, the assets and funds thus distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such Holders of the full Series B Stock Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the Holders of the Series B Preferred Stock in proportion to the aggregate Series B Stock Liquidation Preference that would otherwise be payable to each of such Holders.

(b) In the event of a Liquidation Event, following completion of the distributions required by the first sentence of paragraph (a) of this Section 6, if assets or surplus funds remain in the Corporation, the holders of the Common Stock shall share ratably in all remaining assets of the Corporation, based on the number of shares of Common Stock then outstanding.

(c) The Corporation shall mail written notice of any Liquidation Event to each record Holder not less than 20 Trading Days prior to the payment date or effective date thereof.

7.      Conversion.

(a) Conversion at Option of Holder.  At the option of any Holder, any Series B Preferred Stock held by such Holder may be converted into Common Stock based on the applicable Conversion Price then in effect for such series of Series B Preferred Stock.  A Holder may convert Series B Preferred Stock into Common Stock pursuant to this paragraph at any time and from time to time after the applicable Original Issue Date, by delivering to the Corporation a Conversion Notice, in the form attached hereto as Exhibit B, appropriately completed and duly signed, and the date any such Conversion Notice is delivered to the Corporation (as determined in accordance with the notice provisions hereof) is a “Conversion Date.”

(b) Conversion at Option of Corporation.  If, at any time after the Effective Date, the Closing Price on each of twenty (20) consecutive Trading Days (a “Qualifying Period”) exceeds 135% of the applicable Conversion Price for a series of Series B Preferred Stock (each, a “Threshold Price”), the Corporation may require the Holders to convert the shares of such series into Common Stock based on the applicable Conversion Price.  The Corporation may require a conversion pursuant to this paragraph by delivering irrevocable

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written notice of such election to the Holders, and the fifth Trading Day after the date any such notice is delivered to the Holders (as determined in accordance with the notice provisions hereof) will be the “Conversion Date” for such required conversion.  Notwithstanding the foregoing, (i) if the Corporation has publicly announced a pending, proposed or intended Change of Control and the Qualifying Period includes any Trading Days on or after the date of such public announcement, then to the extent that a Holder has not had the ability to sell all or a portion of the Underlying Shares pursuant to Rule 144 under the Securities Act or an effective Underlying Share Registration Statement for at least 20 Trading Days after the date of the public announcement of such Change of Control, the Conversion Date with respect to those shares of Series B Preferred Stock that are convertible into the portion of the Underlying Shares that are not so saleable shall be deferred until the date on which such Underlying Shares shall have been so saleable for a period of 20 Trading Days from the date of such public announcement (and if no such period of 20 Trading Days occurs prior to the Change of Control with respect to any such Underlying Shares then the notice of conversion applicable to those shares of Series B Preferred Stock convertible into such Underlying Shares shall be void) and (ii) the Corporation may not require any conversion under this paragraph (and any notice thereof will be void), unless from the beginning of such period of 20 consecutive Trading Days through the Conversion Date, (A) the Equity Conditions are satisfied with respect to all of the Underlying Shares then issuable upon conversion in full of all outstanding Series B Preferred Stock, and (B) the Closing Price equals or exceeds the applicable Threshold Price.

8.                   Mechanics of Conversion.

(a) The number of Underlying Shares issuable upon any conversion of shares of either series of Series B Preferred Stock hereunder shall equal (i) the Stated Value of such share of Series B Preferred Stock to be converted, divided by the applicable Conversion Price on the Conversion Date, plus (ii) the amount of any accrued but unpaid dividends on such share of Series B Preferred Stock through the Conversion Date, divided by the applicable Conversion Price on the Conversion Date.

(b) Upon conversion of any Series B Preferred Stock, the Corporation shall promptly (but in no event later than three Trading Days after the Conversion Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate for the Underlying Shares issuable upon such conversion, free of restrictive legends unless such Underlying Shares are not then freely transferable without volume restrictions pursuant to Rule 144(k) under the Securities Act.  The Holder, or any Person so designated by the Holder to receive Underlying Shares, shall be deemed to have become holder of record of such Underlying Shares as of the Conversion Date.  If and when such Underlying Shares may be freely transferred pursuant to Rule 144 under the Securities Act or pursuant to an effective Underlying Shares Registration Statement, the Corporation shall use its best efforts to deliver Underlying Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, and shall issue such Underlying Shares in the same manner as dividend payment shares are issued pursuant to Section 3(f) above.

(c) A Holder shall not be required to deliver the original certificate(s) evidencing the Series B Preferred Stock being converted in order to effect a conversion of such

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Series B Preferred Stock.  Execution and delivery of the Conversion Notice shall have the same effect as cancellation of the original certificate(s) and issuance of a new certificate evidencing the remaining shares of Series B Preferred Stock.  Upon surrender of a certificate following one or more partial conversions, the Corporation shall promptly deliver to the Holder a new certificate representing the remaining shares of Series B Preferred Stock.

(d) The Corporation’s obligations to issue and deliver Underlying Shares upon conversion of Series B Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by any Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by any Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by any Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to any Holder in connection with the issuance of such Underlying Shares.

9.                   Redemption Rights.

(a) Holders Redemption Rights.

(i)        Subject to the provisions of Section 9(a)(iii) below, if, at any time on or after the eighteen (18) month anniversary of the applicable Original Issue Date of a Series B Preferred Stock, the average of the Closing Prices for twenty (20) consecutive Trading Days immediately preceding such eighteen (18) month anniversary or any date thereafter is below the applicable Conversion Price of such series of Series B Preferred Stock, the Holder of such Series B Preferred Stock, upon 15 Trading Days advance notice (the “Redemption Notice”) to the Corporation, shall have the right to request the Corporation to redeem that number of shares of Series B Preferred Stock held by such Holders as is set forth in the Redemption Notice at a per share price (the “Redemption Price”) equal to the Stated Value of such shares of Series B Preferred Stock to be redeemed plus all accrued but unpaid dividends thereon to the date of payment.

(ii)       Notwithstanding anything to the contrary in Section 9(a)(i), the Holders of the Series B Preferred Stock (x) may not deliver a Redemption Notice with respect to a particular series of Series B Preferred Stock until after the date that is eighteen (18) months after the Original Issue Date of such series of Series B Preferred Stock, (y) may not deliver a Redemption Notice covering in aggregate more than $15,000,000 of Stated Value, with respect to the Series B-1 Preferred Stock, and $10,000,000 of Stated Value, with respect to the Series B-2 Preferred Stock, until after the date that is twenty–four (24) months after the Original Issue Date of such series of Series B Preferred Stock, and (z) may deliver a Redemption Notice with respect to a particular series of Series B Preferred Stock after the date that is twenty–four (24) months after the Original Issue Date of such series of Series B Preferred Stock, irrespective of whether the average of

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the Closing Prices for the twenty (20) consecutive Trading Days is below the applicable Conversion Price of such series of Series B Preferred Stock and without limit as to Stated Value.

(iii)      Within three (3) Trading Days of receipt of a Redemption Notice, the Corporation will deliver written notice to each Holder of the applicable series of Series B Preferred Stock (the “Corporation Notice”), confirming pursuant to the Redemption Notice the aggregate amount of such Series B Preferred Stock being redeemed, the Redemption Date and the applicable Redemption Prices.  Notwithstanding the aggregate shares set forth in the Redemption Notice, each Holder of such series of Series B Preferred Stock shall have the right to elect to have all or any number of shares of the applicable series of Series B Preferred Stock held by such Holder redeemed on the Redemption Date at the applicable Redemption Price by notifying the Corporation within five (5) Trading Days of receipt of the Corporation Notice of its election to do so, and specifying the number of shares as to which such election is made.  In the event that the aggregate number of shares of Series B Preferred Stock to be redeemed on such Redemption Date exceeds the aggregate limitations set forth in Section 9(a)(ii), the number of shares to be redeemed from each Holder shall be reduced pro rata based upon the aggregate number of shares of the applicable series of Series B Preferred Stock held by each Holder requesting redemption.

(iv)      The Redemption Notice will specify the effective date of the redemption, which must be a Trading Day at least 15 Trading Days after the date such notice is delivered (the “Redemption Date”), and the entire Redemption Price may be paid at the Corporation’s option in cash or in Common Stock.  The Corporation must deliver written notice to the Holders indicating the manner in which it intends to pay the Redemption Price at least three (3) Trading Days after receipt of the Redemption Notice.  Failure to timely provide such written notice shall be deemed an election by the Corporation to make the payment in Common Stock.  Notwithstanding the foregoing, the Corporation may not pay the Redemption Price by issuing Common Stock unless, at such time, the Equity Conditions are satisfied with respect to such Common Stock.

(v)       Upon receipt of payment of the Redemption Price, each Holder will deliver the original certificate(s) evidencing the Series B Preferred Stock so redeemed to the Corporation, unless such Holder is awaiting receipt of a new certificate evidencing such shares from the Corporation pursuant to another provision hereof.  At any time on or prior to the Corporation Redemption Date, the Holders may convert any or all of the shares of Series B Preferred Stock, and the Corporation shall honor any such conversions in accordance with the terms hereof.

(vi)      In the event that the Corporation elects to pay the Redemption Price in shares of Common Stock, the number of shares of Common Stock to be issued to each Holder as payment of the Redemption Price shall be determined by dividing the total Redemption Price then payable to such Holder by

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the Redemption Market Price (as defined below) as of the applicable Redemption Date, and rounding up to the nearest whole share.  Such shares shall be issued to such Holder in the same manner as dividend payment shares are issued pursuant to Section 3(f) above.  The term “Redemption Market Price” shall mean the average of the Volume Weighted Average Prices of Common Stock for the ten(10) consecutive Trading Days prior to the applicable Redemption Date (not including such date).

(b) Mandatory Redemption.  On the seven year anniversary of the Original Issue Date of the Series B-1 Preferred Stock (the “Mandatory Redemption Date”), the Corporation shall redeem all of the then outstanding Series B Preferred Stock at a price equal to 100% of the Stated Value of such shares of Series B Preferred Stock plus all accrued but unpaid dividends thereon to the date of payment in cash or Common Stock (or a combination thereof) at the election of the Corporation.  The Corporation must deliver written notice to the Holders indicating the manner in which it intends to pay the Redemption Price at least twenty (20) Trading Days prior to the Mandatory Redemption Date.  Failure to timely provide such written notice shall be deemed an election by the Corporation to make the payment in Common Stock.  Notwithstanding the foregoing, the Corporation may not pay the Redemption Price by issuing Common Stock except to the extent the Equity Conditions are satisfied with respect to such Common Stock.  Upon receipt of payment of the Redemption Price, each Holder will deliver the original certificate(s) evidencing the Series B Preferred Stock so redeemed to the Corporation, unless such Holder is awaiting receipt of a new certificate evidencing such shares from the Corporation pursuant to another provision hereof.  At any time on or prior to the Mandatory Redemption Date, the Holders may convert any or all of the shares of Series B Preferred Stock, and the Corporation shall honor any such conversions in accordance with the terms hereof.

10.             Triggering Events.  At any time or times following the occurrence of a Triggering Event (other than a Change of Control), each Holder shall have the option to elect, by notice to the Corporation (an “Event Notice”), to require the Corporation to repurchase all or any portion of (i) the Series B Preferred Stock then held by such Holder, at a price per share equal to the greater of (A) 115% of the Stated Value plus all accrued but unpaid dividends thereon through the date of payment, or (B) the Event Equity Value of the Underlying Shares issuable upon conversion of such Series B Preferred Stock (including such accrued but unpaid dividends thereon), and (ii) any Underlying  Shares issued to such Holder upon conversion of Series B Preferred Stock, at a price per share equal to the Event Equity Value of such Underlying Shares.  The aggregate amount payable pursuant to the preceding sentence is referred to as the “Event Price.”  The Corporation shall pay the aggregate Event Price to each Holder no later than the third Trading Day following the date of delivery of the Event Notice, and upon receipt thereof such Holder shall deliver original certificates evidencing the shares of Series B Preferred Stock and Underlying Shares so repurchased to the Corporation (to the extent such certificates have been delivered to the Holder).

11.             Voting Rights.  Except as otherwise provided herein or as required by applicable law, the Holders of the Series B Preferred Stock shall be entitled to vote on all matters on which holders of Common Stock are entitled to vote, including, without limitation, the election of directors. For such purposes, each Holder shall be entitled to a number of votes in respect of the shares of Series B Preferred Stock owned by it equal to the number of shares of Common Stock

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into which such shares of Series B Preferred Stock are convertible as of the record date for the determination of stockholders entitled to vote on such matter, or if no record date is established, at the date such vote is taken or any written consent of stockholders is solicited.  Except as otherwise provided herein, in any relevant agreement or as required by applicable law, the holders of the Series B Preferred Stock and Common Stock, respectively, shall vote together as a single class on all matters submitted to a vote or consent of stockholders; provided that so long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the shares of Series B Preferred Stock  then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend this Certificate of Designations (whether by merger, reorganization, consolidation or otherwise), (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation Event or Change of Control senior to the Series B Preferred Stock, (c) amend its certificate of incorporation or bylaws so as to affect adversely any rights of the Holders (whether by merger, reorganization, consolidation or otherwise), (d) increase the authorized number of shares of Series B Preferred Stock, or (e) enter into any agreement with respect to the foregoing.

12.             Charges, Taxes and Expenses.   Issuance of certificates for shares of Series B Preferred Stock and for Underlying Shares issued on conversion of (or otherwise in respect of ) the Series B Preferred Stock shall be made without charge to the Holders for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Corporation; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Common Stock or Series B Preferred Stock in a name other than that of the Holder.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring the Series B Preferred Stock or receiving Underlying Shares in respect of the Series B Preferred Stock.

13.             Replacement Certificates.   If any certificate evidencing Series B Preferred Stock or Underlying Shares is mutilated, lost, stolen or destroyed, the Corporation shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for such certificate, a new certificate, but only upon receipt of evidence reasonably satisfactory to the Corporation of such loss, theft or destruction and customary and reasonable indemnity, if requested.  Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Corporation may prescribe.

14.             Reservation of Underlying Shares.   The Corporation covenants that it shall at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue the Underlying Shares as required hereunder (i) a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock available to issue Underlying Shares upon any conversion of Shares or, if the number of shares so reserved is insufficient to make available a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for such issuance within 60 days after the occurrence of such deficiency, and (ii) at least 5,825,000 authorized but unissued and otherwise unreserved shares of Common Stock (as

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adjusted for any stock splits, stock combinations or similar events) less any shares of Common Stock issued upon conversion of the Shares, as dividends on the Shares, upon exercise of the Warrants or upon a redemption of the Shares.  The Corporation covenants that all Underlying Shares so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

15.             Certain Adjustments.  The Conversion Price is subject to adjustment from time to time as set forth in this Section 15.

(a) Stock Dividends and Splits.  If the Corporation, at any time while Series B Preferred Stock is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock (other than regular dividends on the Series B Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the applicable Conversion Price for each series of Series B Preferred Stock shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b) Pro Rata Distributions.  If the Corporation, at any time while Series B Preferred Stock is outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset other than cash paid as a dividend (in each case, “Distributed Property”), then, at the request of any Holder delivered before the 90th day after the record date fixed for determination of stockholders entitled to receive such distribution, the Corporation will deliver to such Holder, within five Trading Days after such request (or, if later, on the effective date of such distribution), the Distributed Property that such Holder would have been entitled to receive in respect of the Underlying Shares for which such Holder’s Series B Preferred Stock could have been converted immediately prior to such record date.  If such Distributed Property is not delivered to a Holder pursuant to the preceding sentence, then upon any conversion of Series B Preferred Stock that occurs after such record date, such Holder shall be entitled to receive, in addition to the Underlying Shares otherwise issuable upon such conversion, the Distributed Property that such Holder would have been entitled to receive in respect of such number of Underlying Shares had the Holder been the record holder of such Underlying Shares immediately prior to such record date.

(c) Change of Control Transactions.  If, at any time while Series B Preferred Stock is outstanding, the Corporation proposes to enter into a transaction that would constitute a Change of Control, the Corporation shall mail written notice of the proposed Change of Control transaction to each record Holder not less than 20 Trading Days prior to the effective date thereof.  Each Holder shall have the right to receive on the date of the consummation of such

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Change of Control, at its option, either (i) for each Underlying Share that would have been issuable upon such conversion of the shares of Series B Preferred Stock upon the effective time of such Change of Control, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Change of Control if it had been, immediately prior to such Change of Control, the holder of one share of Common Stock or (ii) for each share of Series B Preferred Stock, cash in an amount equal to 115% of the Stated Value plus all accrued but unpaid dividends thereon through the date of payment.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Change of Control transaction, then each Holder shall be given the same choice as to the consideration it receives pursuant to clause (i) above.  Each Holder shall make the election of which consideration it has elected to receive at least three (3) Trading Days prior to the effective date of a Change of Control.  Failure of any Holder to timely provide written notice of its election shall be deemed an election by such Holder to receive the consideration specified in clause (ii) above.

(d) Subsequent Equity Sales.

(i)    If, at any time while any shares of either series of Series B Preferred Stock are outstanding, the Corporation or any Subsidiary issues additional shares of Common Stock or rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for shares of Common Stock or otherwise entitling any Person to acquire shares of Common Stock (collectively, “Common Stock Equivalents”) at an effective net price to the Corporation per share of Common Stock (the “Effective Price”) less than the lesser of (A) the Initial Purchase Price for a series of Series B Preferred Stock or (B) then-applicable Conversion Price for a series of Series B Preferred Stock, then the applicable Conversion Price for such series of Series B Preferred Stock shall be reduced to equal the Effective Price.  For purposes of this paragraph, in connection with any issuance of any Common Stock Equivalents, (A) the maximum number of shares of Common Stock potentially issuable at any time upon conversion, exercise or exchange of such Common Stock Equivalents (the “Deemed Number”) shall be deemed to be outstanding upon issuance of such Common Stock Equivalents, (B) the Effective Price applicable to such Common Stock shall equal the minimum dollar value of consideration payable to the Corporation to purchase such Common Stock Equivalents and to convert, exercise or exchange them into Common Stock (net of any discounts, fees, commissions and other expenses), divided by the Deemed Number, (C) no further adjustment shall be made to the Conversion Price upon the actual issuance of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents, and (D) upon the expiration or termination of any Common Stock Equivalent that does not result in the issuance of any Common Stock or additional Common Stock Equivalent, any adjustment that has been made under this paragraph (d) in respect of the issuance of such Common Stock Equivalent shall be readjusted as if such Common Stock Equivalent had not been issued (but shall in no event affect previously converted stock).

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(ii)   If, at any time while Series B Preferred Stock is outstanding, the Corporation or any Subsidiary issues Common Stock Equivalents with an Effective Price or a number of underlying shares that floats or resets or otherwise varies or is subject to adjustment based (directly or indirectly) on market prices of the Common Stock (a “Floating Price Security”), then for purposes of applying the preceding paragraph in connection with any subsequent conversion, the Effective Price will be determined separately on each Conversion Date and will be deemed to equal the lowest Effective Price at which any holder of such Floating Price Security is entitled to acquire Common Stock on such Conversion Date (regardless of whether any such holder actually acquires any shares on such date).

(iii)  Notwithstanding the foregoing, no adjustment will be made under this paragraph (d) in respect of the issuance of Excluded Stock.

(e) Calculations.  All calculations under this Section 15 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f)  Notice of Adjustments.  Upon the occurrence of each adjustment pursuant to this Section 15, the Corporation at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based.  Upon written request, the Corporation will promptly deliver a copy of each such certificate to each Holder and to the Corporation’s Transfer Agent.

(g) Notice of Corporate Events.  If the Corporation (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Corporation or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Corporation, then the Corporation shall deliver to each Holder a notice describing the material terms and conditions of such transaction, at least 20 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Corporation will take all steps reasonably necessary in order to insure that each Holder is given the practical opportunity to convert its Series B Preferred Stock prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

16.             Limitation on Conversion.

(a) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by any Holder upon any conversion of Series B

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Preferred Stock (or otherwise in respect of the Series B Preferred Stock) shall be limited to the extent necessary to insure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% (the “Maximum Percentage”) of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion).  For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  Each delivery of a Conversion Notice by a Holder will constitute a representation by such Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Underlying Shares requested in such Conversion Notice is permitted under this paragraph.  By written notice to the Corporation, any Holder may waive the provisions of this Section or increase or decrease the Maximum Percentage to any other percentage specified in such notice, but (i) any such waiver or increase will not be effective until the 61st day after such notice is delivered to the Corporation, and (ii) any such waiver or increase or decrease will apply only to such Holder and not to any other Holder and (iii) any such waiver or increase shall not be effective to the extent such waiver or increase would cause the Corporation to violate the Nasdaq Stockholder Approval Rule.

(b) For purposes of this Section 16, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Corporation’s most recent Form 10-Q, Form 10-K or other public filing with the Commission, as the case may be, (2) a more recent public announcement by the Corporation, or (3) any other notice by the Corporation or its transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written request of any Holder, the Corporation shall promptly, but in no even later than one (1) Trading Day following the receipt of such notice, confirm in writing to any such Holder the number of shares of Common Stock then outstanding.

17.             Fractional Shares.  The Corporation shall not be required to issue or cause to be issued fractional Underlying Shares on conversion of Series B Preferred Stock.  If any fraction of an Underlying Share would, except for the provisions of this Section, be issuable upon conversion of Series B Preferred Stock, the number of Underlying Shares to be issued will be rounded up to the nearest whole share.

18.             Notices.  Any and all notices or other communications or deliveries hereunder (including without limitation any Conversion Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The addresses for such communications shall be: (i) if to the Corporation, to 10 Canal Park, Cambridge, Massachusetts 02141, facsimile: (617) 949-1722,

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attention: Chief Executive Officer and General Counsel, or (ii) if to a Holder, to the address or facsimile number appearing on the Corporation’s stockholder records or such other address or facsimile number as such Holder may provide to the Corporation in accordance with this Section.

19.             Miscellaneous.

(a) The headings herein are for convenience only, do not constitute a part of this Certificate of Designations and shall not be deemed to limit or affect any of the provisions hereof.

(b) Any of the rights of the Holders of Series B Preferred Stock set forth herein may be waived by the affirmative vote of the holders of a majority of the shares of Series B Preferred Stock then outstanding.  No waiver of any default with respect to any provision, condition or requirement of this Certificate of Designations shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

IN WITNESS WHEREOF, Aspen Technology, Inc. has caused this Certificate of Designations to be duly executed as of this 6th day of February, 2002.

ASPEN TECHNOLOGY, INC.

By:	/s/ Lisa W. Zappala
Name:	Lisa W. Zappala
Title:	Senior Vice President, Finance and Chief Financial Officer

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EXHIBIT A

ADDITIONAL DEFINITIONS

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Bankruptcy Event” means any of the following events: (a) the Corporation or any Material Subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Material Subsidiary thereof; (b) there is commenced against the Corporation or any Material Subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Corporation or any Material Subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Corporation or any Material Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Corporation or any Material Subsidiary makes a general assignment for the benefit of creditors; (f) the Corporation or any Material Subsidiary fails to pay, or states in writing that it is unable to pay or is unable to pay, its debts generally as they become due; or (g) the Corporation or any Subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action that effects any of the foregoing.

“Change of Control” means the occurrence of any of the following in one or a series of related transactions: (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) under the Exchange Act) of a majority of the voting rights or equity interests in the Corporation; (ii) a replacement of more than one-half of the members of the Corporation’s Board of Directors that is not approved by those individuals who are members of the Board of Directors on the date hereof (or other directors previously approved by such individuals); (iii) a merger or consolidation of the Corporation or a sale of all or substantially all of the assets of the Corporation in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Corporation’s securities prior to the first such transaction continue to hold, directly or indirectly, at least a majority of the voting rights and equity interests in the surviving entity or acquirer of such assets; (iv) a recapitalization, reorganization or other transaction involving the Corporation that constitutes or results in a transfer of a majority of the voting rights or equity interests in the Corporation to Persons other than holders of the Corporation’s voting equity securities prior to such transaction; or (v) consummation of a “Rule 13e-3 transaction” as defined in Rule13e-3 under the Exchange Act with respect to the Corporation other than a Rule 13e-3 transaction in which no Purchaser’s interest in the Corporation has been adversely changed or diluted in any material manner.

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“Closing Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Eligible Market or any other national securities exchange, the last closing price per share of the Common Stock for such date (or the nearest preceding date) on the primary Eligible Market or exchange on which the Common Stock is then listed or quoted; (b) if prices for the Common Stock are then quoted on the OTC Bulletin Board, the average of the highest closing bid price and the lowest closing ask price per share of the Common Stock for such date (or the nearest preceding date) so quoted; (c) if prices for the Common Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of  the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by a majority-in-interest of the Purchasers and the Corporation.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Corporation, par value $0.10 per share.

“Effective Date” means the date that an Underlying Shares Registration Statement is declared effective by the Commission.

“Eligible Market” means the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

“Event Equity Value” means 115% of the average of the Closing Prices for the five Trading Days preceding the date of delivery of the notice requiring payment of the Event Equity Value, provided that if the Corporation does not make such required payment (together with any other payments, expenses and liquidated damages then due and payable under the Transaction Documents) when due or, in the event the Corporation disputes in good faith the occurrence of the Triggering Event pursuant to which such notice relates, does not instead deposit such required payment (together with such other payments, expenses and liquidated damages then due) in escrow with an independent third-party escrow agent within five Trading Days of the date such required payment is due, then the Event Equity Value shall be 115% of the greater of (a) the average of the Closing Prices for the five Trading Days preceding the date of delivery of the notice requiring payment of the Event Equity Value and (b) the average of the Closing Prices for the five Trading Days preceding the date on which such required payment (together with such other payments, expenses and liquidated damages) is paid in full.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Stock” means any shares of Common Stock issued or issuable (A) upon exercise, conversion or exchange of any Common Stock Equivalents described in Schedule 3.1(g) to the Purchase Agreement (provided that such exercise or conversion occurs in accordance with the terms thereof, without amendment or modification, and that the applicable exercise or conversion price or ratio is described in such schedule); (B) to officers, directors, employees or consultants of the Corporation pursuant to a stock option plan, employee stock

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purchase plan or other equity incentive plan approved by the Board of Directors of the Corporation; (C) pursuant to as part of a bona fide firm commitment underwritten public offering with a nationally recognized underwriter (including any “at the market offering,” as defined in Rule 415(a)(4) under the Securities Act, only if such offering does not constitute an “equity line” and generates aggregate gross proceeds of at least $50 million); (D) in connection with any transaction with a strategic investor, vendor, lessor, customer, supplier, marketing partner, developer or integrator or any similar arrangement, in each case the primary purpose of which is not to raise equity capital; (E) in connection with a transaction involving a merger or acquisition of an entity, business or assets (not principally for the purpose of obtaining cash); or (F) in connection with any other transaction for consideration other than cash up to 108,166 shares of Common Stock in the aggregate (as adjusted for stock splits, stock combinations and similar events).

“Material Subsidiary” means any significant subsidiary, as defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission, of the Corporation.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability Corporation, joint stock Corporation, government (or an agency or subdivision thereof) or other entity of any kind.

“Purchaser” has the meaning set forth in the Purchase Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of February 6, 2002 among the Corporation and the Purchasers.

“Required Effectiveness Date” means the date on which an Underlying Shares Registration Statement is required to become effective pursuant to the Registration Rights Agreement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Shares, the Warrants and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means, collectively, the shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock.

“Subsidiary” means any subsidiary, as defined in Rule 1-02(x) of Regulation S-X promulgated by the Commission, of the Corporation.

“Trading Day” means (a) any day on which the Common Stock is traded on its primary Trading Market, or (b) if the Common Stock is not then listed or quoted on any national securities exchange, market or trading or quotation facility, then a day on which trading occurs on the New York Stock Exchange (or any successor thereto).

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“Trading Market” means the Nasdaq National Market or any other Eligible Market on which the Common Stock is then listed or quoted.

“Transaction Documents” means the Purchase Agreement, the Registration Rights Agreement, this Certificate of Designations and the Warrants.

“Triggering Event” means any of the following events: (a) immediately prior to any Bankruptcy Event; (b) the Common Stock is not listed or quoted, or is suspended from trading, on an Eligible Market for a period of five consecutive Trading Days or ten aggregate Trading Days in any 365 day period; (c) the Corporation fails for any reason to deliver a certificate evidencing any Securities to a Purchaser within ten Trading Days after delivery of such certificate is required pursuant to any Transaction Document or the exercise or conversion rights of the Holders pursuant to the Transaction Documents are otherwise suspended for any reason; (d) the Corporation fails to have available both (i) a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock available to issue Underlying Shares upon any exercise of the Warrants or any conversion of Shares and does not make available a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for such issuance within 60 days after the occurrence of such deficiency and (ii) at least 5,825,000 authorized but unissued and otherwise unreserved shares of Common Stock (as adjusted for any stock splits, stock combinations or similar events), less reductions reasonably agreed to by the Purchasers to reflect shares of Common Stock issued upon conversion of the Shares (and, therefore, reduced aggregate dividend payments), as dividends on the Shares, upon exercise of the Warrants or upon a redemption of the Shares; (e) at any time after the Required Effectiveness Date, any Common Stock issuable pursuant to the Transaction Documents is not listed on an Eligible Market; (f) any other Event (as defined in the Registration Rights Agreement) occurs and remains uncured for 60 days; (g) the Corporation fails to make any cash payment required under the Transaction Documents and such failure is not cured within five days after notice of such default is first given to the Corporation by a Purchaser; (h) the Corporation defaults in the timely performance of any other obligation under the Transaction Documents and such default continues uncured for a period of 20 days after the date on which notice of such default is first given to the Corporation by a Purchaser (it being understood that no prior notice need be given in the case of a default that cannot reasonably be cured within 20 days), or (i) any Change of Control event.

“Underlying Shares” means the shares of Common Stock issuable upon conversion of, or in redemption of, the Shares, as payment of dividends on the Shares and upon exercise of the Warrants, and any securities issued in exchange for, or upon conversion or in respect of, such shares.

“Underlying Shares Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by the Purchasers.

“Volume Weighted Average Price” means, with respect to a Trading Day, the average of the daily volume weighted average trading price (the total dollar amount traded on each day divided by trading volume for such day) of the Common Stock for the regular Trading Day

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session as reported at 4:15 (New York time) as reported by Bloomberg, LP function key HP by using W to calculate the daily weighted average.

“Warrants” means the Common Stock purchase warrants issued pursuant to the Purchase Agreement.

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EXHIBIT B

FORM OF CONVERSION NOTICE

(To be executed by the registered Holder
in order to convert shares of Series B Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series B Convertible Preferred Stock indicated below into shares of common stock, par value $0.10 per share ( the “Common Stock”), of Aspen Technology, Inc., a Delaware corporation (the “Corporation”), according to the conditions hereof, as of the date written below.

Date to Effect Conversion

Number and series of shares of Series B Preferred Stock owned prior to Conversion

Number and series of shares of Series B Preferred Stock to be Converted

Stated Value of shares of Series B Preferred Stock to be Converted (including of dividends added under Section 2(b) of the Registration Rights Agreement)

Number of shares of Common Stock to be Issued

Applicable Conversion Price

Number and series of shares of Series B Preferred Stock subsequent to Conversion

Name of Holder
By:
Name:
Title:

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CERTIFICATE OF CORRECTION
FILED TO CORRECT A CERTAIN ERROR IN THE
CERTIFICATE OF DESIGNATIONS OF
SERIES B-1 CONVERTIBLE PREFERRED STOCK AND
SERIES B-2 CONVERTIBLE PREFERRED STOCK OF
ASPEN TECHNOLOGY, INC.

Aspen Technology Inc., a corporation organized and existing under the by virtue of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

1.      The name of the corporation is Aspen Technology, Inc.

2.      That a Certificate of Designations of Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock was filed with the Secretary of State of the State of Delaware on February 6, 2002, and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3.      The inaccuracy or defect of said Certificate to be corrected is set forth in Section 2 of the Certificate as follows:

““Initial Purchase Price” means (i) in the case of Series B-1 Preferred Stock, $1,000, and (ii) in the case of Series B-2 Preferred Stock, the greater of (x) the lesser of (a) the average of the daily Volume Weighted Average Prices over the twenty (20) consecutive Trading Day period ending on February 27, 2002 (including such date) or (b) the average of the daily Volume Weighted Average Prices over the three (3) consecutive Trading Day period ending on February 27, 2002 (including such date), or (y) $15.00 (as adjusted for any stock splits, stock dividends, stock combinations or similar events occurring after the Original Issue Date of the Series B-1 Preferred Stock and prior to the Original Issue Date of the Series B-2 Preferred Stock).”

4.      The corrected portion of Section 2 should read as follows:

““Initial Purchase Price” means (i) in the case of Series B-1 Preferred Stock, $17.75, and (ii) in the case of Series B-2 Preferred Stock, the greater of (x) the lesser of (a) the average of the daily Volume Weighted Average Prices over the twenty (20) consecutive Trading Day period ending on February 27, 2002 (including such date) or (b) the average of the daily Volume Weighted Average Prices over the three (3) consecutive Trading Day period ending on February 27, 2002 (including such date), or (y) $15.00 (as adjusted for any stock splits, stock dividends, stock combinations or similar events occurring after the Original Issue Date of the Series B-1 Preferred Stock and prior to the Original Issue Date of the Series B-2 Preferred Stock).”

IN WITNESS WHEREOF, Aspen Technology, Inc. has caused this Certificate to be signed by its Chief Financial Officer this 12th day of February, 2002.

ASPEN TECHNOLOGY, INC.

By:	/s/ Lisa W. Zappala
Lisa W. Zappala
Chief Financial Officer

ASPEN TECHNOLOGY, INC.

CERTIFICATE OF DESIGNATIONS

OF

SERIES B-I CONVERTIBLE PREFERRED STOCK

AND

SERIES B-II CONVERTIBLE PREFERRED STOCK

(Pursuant to Section 151 of the Delaware General Corporation Law)

Aspen Technology, Inc., a Delaware corporation (the “Corporation”), in accordance with the provisions of Section 103 of the Delaware General Corporation Law (the “DGCL”) does hereby certify that, in accordance with Section 141(c) of the DGCL, the following resolution was duly adopted by the Board of Directors of the Corporation as of March 14, 2002:

RESOLVED, that two series of Preferred Stock, Series B-I Convertible Preferred Stock, par value $0.10 per share, and Series B-II Convertible Preferred Stock, par value $0.10 per share, of the Corporation are hereby created and the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions thereof (in addition to any provisions set forth in the Certificate of Incorporation of the Corporation which are applicable to the Preferred Stock of all classes and series) are as follows:

SERIES B-I CONVERTIBLE PREFERRED STOCK

AND

SERIES B-II CONVERTIBLE PREFERRED STOCK

1.   Designation, Amount, Par Value and Stated Value.  The following two series of preferred stock shall be designated as (i) the Corporation’s Series B-I Convertible Preferred Stock (the “Series B-I Preferred Stock”), and the number of shares so designated shall be 40,000, and (ii) the Corporation’s Series B-II Convertible Preferred Stock (the “Series B-II Preferred Stock”), and the number of shares so designated shall be 20,000.  The Series B-I Preferred Stock and Series B-II Preferred Stock are sometimes collectively referred to as the “Series B Preferred Stock.”  Each share of Series B Preferred Stock shall have a par value of $0.10 per share and a stated value equal to $1,000 plus any amount added to the Stated Value pursuant to Section 3(c) hereof or Section 2(f) of the Registration Rights Agreement (the “Stated Value”).

2.   Definitions.  In addition to the terms defined elsewhere in this Certificate of Designations, (a) the terms set forth in Exhibit A hereto have the meanings indicated therein and (b) the following terms have the meanings indicated:

“Conversion Price” means the Initial Conversion Price as of the applicable Deemed Issue Date, as adjusted pursuant to Section 15 below.

“Deemed Issue Date” means (i) February 6, 2002, with respect to the 30,000 shares of Series B-I Preferred Stock originally issued on March 19, 2002 in exchange for shares of the Series B-I Convertible Preferred Stock of the Corporation, (ii) March 19, 2002, with respect to the 10,000 shares of Series B-I originally issued on such date, and (iii) February 28, 2002, with respect to the Series B-II Preferred Stock, in each case regardless of the number of transfers of any particular shares of such Series B Preferred Stock and regardless of the number of certificates that may be issued to evidence such Series B Preferred Stock.

“Equity Conditions” means, with respect to a specified issuance of shares of Common Stock, that each of the following conditions is satisfied: (i) the number of authorized but unissued and otherwise unreserved shares of Common Stock is sufficient for such issuance; (ii) such shares of Common Stock are registered for resale by the Holders and may be sold by the Holders pursuant to an effective Underlying Shares Registration Statement, such shares may be sold without volume restrictions pursuant to Rule 144(k) under the Securities Act or all Underlying Shares owned by each Holder may be sold without volume restrictions pursuant to Rule 144 under the Securities Act; (iii) the Common Stock is listed or quoted (and is not suspended from trading) on an Eligible Market and such shares of Common Stock are approved for listing upon issuance; (iv) such issuance would be permitted in full without violating Section 16 hereof or the rules or regulations of any Trading Market; (v) no Bankruptcy Event has occurred; (vi) the Corporation is not in default with respect to any material obligation hereunder or under any other Transaction Document; and (vii) none of the following events have occurred and are continuing (A) an event constituting a Triggering Event or (B) an event that with the passage of time and without being cured would constitute a Triggering Event other than a pending, proposed or intended Change of Control.

“Holder” means any holder of Series B Preferred Stock.

“Initial Conversion Price” means (i) in the case of Series B-I Preferred Stock, $19.9703, and (ii) in the case of Series B-II Preferred Stock, $17.66.

“Initial Purchase Price” means (i) in the case of Series B-I Preferred Stock, $17.75, and (ii) in the case of Series B-II Preferred Stock, $15.69.

“Junior Securities” means the Common Stock and all other equity or equity equivalent securities of the Corporation, other than Series C Preferred Stock.

“Purchase Agreement” means the Amended and Restated Securities Purchase Agreement, dated March 19, 2002, among the Corporation and the original purchasers of the Series B Preferred Stock, as amended from time to time.

“Series C Preferred Stock” means the Series C preferred stock of the Corporation to be authorized and issued as contemplated by the Purchase Agreement.

3.   Dividends.

(a) Holders shall be entitled to receive, out of funds legally available therefor, and the Corporation shall pay, cumulative dividends on the Series B Preferred Stock at the rate per share (as a percentage of the Stated Value per share) of 4% per annum, payable quarterly in arrears commencing on June 30, 2002 and thereafter on each March 31, June 30, September 30 and December 31, except if such date is not a Trading Day, in which case such dividend shall be payable on the next succeeding Trading Day (each, a “Dividend Payment Date”).  Dividends on the Series B Preferred Stock shall be calculated on the basis of a 365-day year, shall accrue daily commencing on the Deemed Issue Date for the applicable shares of Series B Preferred Stock, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.

(b)             Subject to the conditions and limitations set forth below, the Corporation may pay required dividends (i) in cash or (ii) in Common Stock.  The Corporation must deliver written notice (the “Dividend Notice”) to the Holders indicating the manner in which it intends to pay dividends at least ten Trading Days prior to each Dividend Payment Date, but the Corporation may indicate in any such notice that the election contained therein shall continue for subsequent Dividend Payment Dates until revised.

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Failure to timely provide such written notice shall be deemed an election by the Corporation to pay the dividend in Common Stock, unless payment of dividends in such manner is not permitted at the time of a dividend, in which case such dividend shall be payable in cash.  All dividends payable in respect of the Series B Preferred Stock on any Dividend Payment Date must be paid in the same manner.

(c) Notwithstanding the foregoing the Corporation may not pay dividends by issuing Common Stock unless, at such time, the Equity Conditions are satisfied with respect to such Common Stock dividend shares and all of the Underlying Shares then issuable upon conversion in full of all outstanding Series B Preferred Stock.  If the Corporation is required to pay dividends in cash on any Dividend Payment Date and does not timely make such payment, any Holder may (but shall not be required to) treat such cash amount as if it had been added to the Stated Value as of such Dividend Payment Date.  If the Corporation may not legally pay dividends on any Dividend Payment Date, such amount shall be added to the Stated Value as of such Dividend Payment Date.

(d)             So long as any Series B Preferred Stock is outstanding, (i) neither the Corporation nor any Subsidiary shall, directly or indirectly, redeem, purchase or otherwise acquire any Junior Securities or set aside any monies for such a redemption, purchase or other acquisition in excess of $10,000,000 per calendar year, provided that the Corporation shall be entitled to carry forward any amount not used in any calendar year to subsequent calendar years, and (ii) the Corporation shall not pay or declare any dividend or make any distribution on any Junior Securities, except pro rata stock dividends on the Common Stock payable in additional shares of Common Stock and dividends due and paid in the ordinary course on preferred stock of the Corporation, in each case only at such times as the Corporation is in compliance with its payment and other obligations hereunder.

(e) In the event that the Corporation elects to pay dividends in shares of Common Stock, the number of shares of Common Stock to be issued to each Holder as such dividend shall be (i) determined by dividing the total dividend then payable to such Holder by the Dividend Market Price (as defined below) as of the applicable Dividend Payment Date, and rounding up to the nearest whole share, and (ii) paid to such Holder in accordance with Section 3(f) below.  The term “Dividend Market Price” shall mean the average of the Volume Weighted Average Prices of Common Stock for the five consecutive Trading Days prior to the applicable Dividend Payment Date (not including such date).

(f) In the event that any dividends are paid in Common Stock the Corporation shall, on or before the third Trading Day following the payment date of such dividend, (i) issue and deliver to such Holder a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled or (ii) if and when the applicable shares of Common Stock may be held in a balance account with The Depository Trust Corporation through its Deposit Withdrawal Agent Commission System and after the Holder has notified the Corporation that this clause (ii) shall apply, credit the number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with The Depository Trust Corporation through its Deposit Withdrawal Agent Commission System.

4.   Registration of Series B Preferred Stock.  The Corporation shall register shares of the Series B Preferred Stock, upon records to be maintained by the Corporation for that purpose (the “Series B Preferred Stock Register”), in the name of the record Holders thereof from time to time.  The Corporation may deem and treat the registered Holder of shares of Series B Preferred Stock as the absolute owner thereof for the purpose of any conversion hereof or any distribution to such Holder, and for all other purposes, absent actual notice to the contrary.

5.   Registration of Transfers.  The Corporation shall register the transfer of any shares of Series B Preferred Stock in the Series B Preferred Stock Register, upon surrender of certificates evidencing such shares to the Corporation at its address specified herein.  Upon any such registration or transfer, a new

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certificate evidencing the shares of Series B Preferred Stock so transferred shall be issued to the transferee and a new certificate evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Holder.

6.   Liquidation.

(a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (a “Liquidation Event”), the Holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Junior Securities by reason of their ownership thereof, an amount per share in cash equal to the Stated Value for each share of Series B Preferred Stock then held by them (as adjusted for any stock splits, stock dividends, stock combinations and similar transactions with respect to the Series B Preferred Stock), plus all accrued but unpaid dividends on such Series B Preferred Stock as of the date of such event (the “Series B Stock Liquidation Preference”). If, upon the occurrence of a Liquidation Event, the assets and funds thus distributed among the Holders of the full Series B Preferred Stock shall be insufficient to permit the payment to such Holders of the Series B Stock Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the Holders of the Series B Preferred Stock in proportion to the aggregate Series B Stock Liquidation Preference that would otherwise be payable to each of such Holders.

(b)             In the event of a Liquidation Event, following completion of the distributions required by the first sentence of paragraph (a) of this Section 6, if assets or surplus funds remain in the Corporation, the holders of the Common Stock shall share ratably in all remaining assets of the Corporation, based on the number of shares of Common Stock then outstanding.

(c) The Corporation shall mail written notice of any Liquidation Event to each record Holder not less than 20 Trading Days prior to the payment date or effective date thereof.

7.   Conversion.

(a) Conversion at Option of Holder.  At the option of any Holder, any Series B Preferred Stock held by such Holder may be converted into Common Stock based on the applicable Conversion Price then in effect for such series of Series B Preferred Stock.  A Holder may convert Series B Preferred Stock into Common Stock pursuant to this paragraph at any time and from time to time after the applicable Deemed Issue Date, by delivering to the Corporation a Conversion Notice, in the form attached hereto as Exhibit B, appropriately completed and duly signed, and the date any such Conversion Notice is delivered to the Corporation (as determined in accordance with the notice provisions hereof) is a “Conversion Date.”

(b)             Conversion at Option of Corporation.  If, at any time after the Effective Date, the Closing Price on each of 20 consecutive Trading Days (a “ Qualifying Period”) exceeds 135% of the applicable Conversion Price for a series of Series B Preferred Stock (each, a “Threshold Price”), the Corporation may require the Holders to convert the shares of such series into Common Stock based on the applicable Conversion Price.  The Corporation may require a conversion pursuant to this paragraph by delivering irrevocable written notice of such election to the Holders, and the fifth Trading Day after the date any such notice is delivered to the Holders (as determined in accordance with the notice provisions hereof) will be the “Conversion Date” for such required conversion. Notwithstanding the foregoing, (i) if the Corporation has publicly announced a pending, proposed or intended Change of Control and the Qualifying Period includes any Trading Days on or after the date of such public announcement, then to the extent that a Holder has not had the ability to sell all or a portion of the Underlying Shares pursuant to Rule 144 under the Securities Act or an effective Underlying Share Registration Statement for at least 20 Trading Days after the date of the public announcement of such Change of Control, the Conversion Date

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with respect to those shares of Series B Preferred Stock that are convertible into the portion of the Underlying Shares that are not so saleable shall be deferred until the date on which such Underlying Shares shall have been so saleable for a period of 20 Trading Days from the date of such public announcement (and if no such period of 20 Trading Days occurs prior to the Change of Control with respect to any such Underlying Shares then the notice of conversion applicable to those shares of Series B Preferred Stock convertible into such Underlying Shares shall be void) and (ii) the Corporation may not require any conversion under this paragraph (and any notice thereof will be void), unless from the beginning of such period of 20 consecutive Trading Days through the Conversion Date, (A) the Equity Conditions are satisfied with respect to all of the Underlying Shares then issuable upon conversion in full of all outstanding Series B Preferred Stock, and (B) the Closing Price equals or exceeds the applicable Threshold Price.

8.   Mechanics of Conversion.

(a) The number of Underlying Shares issuable upon any conversion of shares of either series of Series B Preferred Stock hereunder shall equal (i) the Stated Value of such share of Series B Preferred Stock to be converted, divided by the applicable Conversion Price on the Conversion Date, plus (ii) the amount of any accrued but unpaid dividends on such share of Series B Preferred Stock through the Conversion Date, divided by the applicable Conversion Price on the Conversion Date.

(b)             Upon conversion of any Series B Preferred Stock, the Corporation shall promptly (but in no event later than three Trading Days after the Conversion Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate for the Underlying Shares issuable upon such conversion, free of restrictive legends unless such Underlying Shares are not then freely transferable without volume restrictions pursuant to Rule 144(k) under the Securities Act.  The Holder, or any Person so designated by the Holder to receive Underlying Shares, shall be deemed to have become holder of record of such Underlying Shares as of the Conversion Date.  If and when such Underlying Shares may be freely transferred pursuant to Rule 144 under the Securities Act or pursuant to an effective Underlying Shares Registration Statement, the Corporation shall use its best efforts to deliver Underlying Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, and shall issue such Underlying Shares in the same manner as dividend payment shares are issued pursuant to Section 3(f) above.

(c) A Holder shall not be required to deliver the original certificate(s) evidencing the Series B Preferred Stock being converted in order to effect a conversion of such Series B Preferred Stock.  Execution and delivery of the Conversion Notice shall have the same effect as cancellation of the original certificate(s) and issuance of a new certificate evidencing the remaining shares of Series B Preferred Stock.  Upon surrender of a certificate following one or more partial conversions, the Corporation shall promptly deliver to the Holder a new certificate representing the remaining shares of Series B Preferred Stock.

(d)             The Corporation’s obligations to issue and deliver Underlying Shares upon conversion of Series B Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by any Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by any Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by any Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to any Holder in connection with the issuance of such Underlying Shares.

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9.   Redemption Rights.

(a) Holders’ Redemption Rights.

(i)          Subject to the provisions of Section 9(a)(iii) below, if, at any time on or after August 7, 2003, in the case of the Series B-I Preferred Stock, and August 28, 2003, in the case of the Series B-II Preferred Stock (either such date being referred to as an “Initial Redemption Date”), the average of the Closing Prices for 20 consecutive Trading Days immediately preceding the applicable Initial Redemption Date or any date thereafter is below the applicable Conversion Price of such series of Series B Preferred Stock, the Holder of such Series B Preferred Stock, upon 15 Trading Days’ advance notice (the “Redemption Notice”) to the Corporation, shall have the right to request the Corporation to redeem that number of shares of Series B Preferred Stock held by such Holders as is set forth in the Redemption Notice at a per share price (the “Redemption Price”) equal to the  Stated Value of such shares of Series B Preferred Stock to be redeemed plus all accrued but unpaid dividends thereon to the date of payment.

(ii)         Notwithstanding anything to the contrary in Section 9(a)(i), the Holders of the Series B Preferred Stock (x) may not deliver a Redemption Notice with respect to a particular series of Series B Preferred Stock until after the applicable Initial Redemption Date, (y) may not deliver a Redemption Notice covering in aggregate more than $20,000,000 of Stated Value, with respect to the Series B-I Preferred Stock, until after February 7, 2004, and $10,000,000 of Stated Value, with respect to the Series B-II Preferred Stock, until after February 28, 2004, and (z) may deliver a Redemption Notice with respect to a particular series of Series B Preferred Stock after February 7, 2004 or February 28, 2004, as applicable, irrespective of whether the average of the Closing Prices for the 20 consecutive Trading Days is below the applicable Conversion Price of such series of Series B Preferred Stock and without limit as to Stated Value.

(iii)        Within three Trading Days of receipt of a Redemption Notice, the Corporation will deliver written notice to each Holder of the applicable series of Series B Preferred Stock (the “Corporation Notice”), confirming pursuant to the Redemption Notice the aggregate amount of such Series B Preferred Stock being redeemed, the Redemption Date (as defined below) and the applicable Redemption Prices.  Notwithstanding the aggregate shares set forth in the Redemption Notice, each Holder of such series of Series B Preferred Stock shall have the right to elect to have all or any number of shares of the applicable series of Series B Preferred Stock held by such Holder redeemed on the Redemption Date at the applicable Redemption Price by notifying the Corporation within five Trading Days of receipt of the Corporation Notice of its election to do so, and specifying the number of shares as to which such election is made.  In the event that the aggregate number of shares of Series B Preferred Stock to be redeemed on such Redemption Date exceeds the aggregate limitations set forth in Section 9(a)(ii), the number of shares to be redeemed from each Holder shall be reduced pro rata based upon the aggregate number of shares of the applicable series of Series B Preferred Stock held by each Holder requesting redemption.

(iv)        The Redemption Notice will specify the effective date of the redemption, which must be a Trading Day at least 15 Trading Days after the date such notice is delivered (the “Redemption Date”), and the entire Redemption Price may be paid at the Corporation’s option in cash, in Common Stock or in Series C Preferred Stock.  The Corporation must deliver written notice to the Holders indicating the manner in which it intends to pay the Redemption Price at least three Trading Days after receipt of the Redemption Notice.  Failure to timely provide such written notice shall be deemed an election by the Corporation to make the payment in Common Stock.  Notwithstanding the foregoing, the Corporation (a) may not pay the Redemption Price by issuing Common Stock unless, at such time, the Equity Conditions are satisfied with respect to such

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Common Stock and (b) may not pay the Redemption Price by issuing Series C Preferred Stock unless, at such time, the Equity Conditions are not satisfied.

(v)         Upon receipt of payment of the Redemption Price, each Holder will deliver the original certificate(s) evidencing the Series B Preferred Stock so redeemed to the Corporation, unless such Holder is awaiting receipt of a new certificate evidencing such shares from the Corporation pursuant to another provision hereof.  At any time on or prior to the Redemption Date, the Holders may convert any or all of the shares of Series B Preferred Stock, and the Corporation shall honor any such conversions in accordance with the terms hereof.

(vi)        In the event the Corporation elects to pay the Redemption Price in shares of Common Stock, the number of shares of Common Stock to be issued to each Holder as payment of the Redemption Price shall be determined by dividing the total Redemption Price then payable to such Holder by the Redemption Market Price (as defined below) as of the applicable Redemption Date, and rounding up to the nearest whole share.  Such shares shall be issued to such Holder in the same manner as dividend payment shares are issued pursuant to Section 3(f) above.  The term “Redemption Market Price” shall mean the average of the Volume Weighted Average Prices of Common Stock for the ten consecutive Trading Days prior to the applicable Redemption Date (not including such date).

(vii)       In the event that the Corporation elects to pay the Redemption Price in shares of Series C Preferred Stock, the number of shares of Series C Preferred Stock to be issued to each Holder in payment of the Redemption Price shall be determined by dividing the total Redemption Price then payable to such Holder with respect to all of such Holder’s shares of Series B Preferred Stock by $10,000 (the initial stated value per share of the Series C Preferred Stock) and rounding downward to the nearest whole number of shares of Series C Preferred Stock.  In addition, the Corporation shall pay to Holder in cash the amount, if any, by which the Redemption Price payable to such Holder exceeds the aggregate stated value of the Series C Preferred Stock issued pursuant to the preceding sentence.  If the total Redemption Price payable to a Holder is less than $10,000, then the Corporation shall pay such amount to such Holder entirely in cash.

(b)    Mandatory Redemption.  On February 7, 2009 (the “Mandatory Redemption Date”), the Corporation shall redeem all of the then outstanding Series B Preferred Stock at a price equal to 100% of the Stated Value of such shares of Series B Preferred Stock plus all accrued but unpaid dividends thereon to the date of payment in cash, Common Stock or Series C Preferred Stock (or a combination thereof) at the election of the Corporation.  The Corporation must deliver written notice to the Holders indicating the manner in which it intends to pay the Redemption Price at least 20 Trading Days prior to the Mandatory Redemption Date.  Failure to timely provide such written notice shall be deemed an election by the Corporation to make the payment in Common Stock.  Notwithstanding the foregoing, the Corporation (i) may not pay the Redemption Price by issuing Common Stock unless, at such time, the Equity Conditions are satisfied with respect to such Common Stock and (ii) may not pay the Redemption Price by issuing Series C Preferred Stock unless, at such time, the Equity Conditions are not satisfied.  Upon receipt of payment of the Redemption Price, each Holder will deliver the original certificate(s) evidencing the Series B Preferred Stock so redeemed to the Corporation, unless such Holder is awaiting receipt of a new certificate evidencing such shares from the Corporation pursuant to another provision hereof.  In the event that the Corporation elects to pay the Redemption Price in shares of Common Stock or Series C Preferred Stock, the number of such shares shall be determined in the manner described in Section 9(a)(vi) or (vii), as the case may be.  At any time on or prior to the Mandatory Redemption Date, the Holders may convert any or all of the shares of Series B Preferred Stock, and the Corporation shall honor any such conversions in accordance with the terms hereof.

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10.   Triggering Events.  At any time or times following the occurrence of a Triggering Event (other than a Change of Control), each Holder shall have the option to elect, by notice to the Corporation (an “Event Notice”), to require the Corporation to repurchase all or any portion of (i) the Series B Preferred Stock then held by such Holder, at a price per share equal to the greater of (A) 115% of the Stated Value plus all accrued but unpaid dividends thereon through the date of payment, or (B) the Event Equity Value of the Underlying Shares issuable upon conversion of such Series B Preferred Stock (including such accrued but unpaid dividends thereon), and (ii) any Underlying Shares issued to such Holder upon conversion of Series B Preferred Stock, at a price per share equal to the Event Equity Value of such Underlying Shares. The aggregate amount payable pursuant to the preceding sentence is referred to as the “Event Price.”  The Corporation shall pay the aggregate Event Price to each Holder in cash or Series C Preferred Stock (or a combination thereof), at the election of the Corporation, by no later than the third Trading Day following the date of delivery of the Event Notice, and upon receipt thereof such Holder shall deliver original certificates evidencing the shares of Series B Preferred Stock and Underlying Shares so repurchased to the Corporation (to the extent such certificates have been delivered to the Holder). In the event that the Corporation elects to pay the Redemption Price in shares of Series C Preferred Stock, the number of such shares shall be determined in the manner described in Section 9(a)(vii).

11.   Voting Rights.  Except as otherwise provided herein or as required by applicable law, the Holders of the Series B Preferred Stock shall be entitled to vote on all matters on which holders of Common Stock are entitled to vote, including, without limitation, the election of directors. For such purposes, each Holder shall be entitled to a number of votes in respect of the shares of Series B Preferred Stock owned by it equal to the number of shares of Common Stock into which such shares of Series B Preferred Stock are convertible as of the record date for the determination of stockholders entitled to vote on such matter, or if no record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise provided herein, in any relevant agreement or as required by applicable law, the holders of the Series B Preferred Stock and Common Stock, respectively, shall vote together as a single class on all matters submitted to a vote or consent of stockholders; provided that so long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the shares of Series B Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend this Certificate of Designations (whether by merger, reorganization, consolidation or otherwise), (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation Event or Change of Control senior to the Series B Preferred Stock, (c) amend its certificate of incorporation or bylaws so as to affect adversely any rights of the Holders (whether by merger, reorganization, consolidation or otherwise), (d) increase the authorized number of shares of Series B Preferred Stock, or (e) enter into any agreement with respect to the foregoing.

12.   Charges, Taxes and Expenses.  Issuance of certificates for shares of Series B Preferred Stock and for Underlying Shares issued on conversion of (or otherwise in respect of) the Series B Preferred Stock shall be made without charge to the Holders for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Corporation; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Common Stock or Series B Preferred Stock in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring the Series B Preferred Stock or receiving Underlying Shares in respect of the Series B Preferred Stock.

13.   Replacement Certificates.  If any certificate evidencing Series B Preferred Stock or Underlying Shares is mutilated, lost, stolen or destroyed, the Corporation shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for such

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certificate, a new certificate, but only upon receipt of evidence reasonably satisfactory to the Corporation of such loss, theft or destruction and customary and reasonable indemnity, if requested. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Corporation may prescribe.

14.    Reservation of Underlying Shares. The Corporation covenants that it shall at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue the Underlying Shares as required hereunder (i) a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock available to issue Underlying Shares upon any conversion of Shares or, if the number of shares so reserved is insufficient to make available a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for such issuance within 60 days after the occurrence of such deficiency, and (ii) at least 6,401,394 authorized but unissued and otherwise unreserved shares of Common Stock (as adjusted for any stock splits, stock combinations or similar events) less any shares of Common Stock issued upon conversion of the Shares, as dividends on the Shares, upon exercise of the Warrants or upon a redemption of the Shares. The Corporation covenants that all Underlying Shares so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

15.    Certain Adjustments.  The Conversion Price is subject to adjustment from time to time as set forth in this Section 15.

(a) Stock Dividends and Splits.  If the Corporation, at any time while Series B Preferred Stock is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock (other than regular dividends on the Series B Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the applicable Conversion Price for each series of Series B Preferred Stock shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b) Pro Rata Distributions.  If the Corporation, at any time while Series B Preferred Stock is outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset other than cash paid as a dividend (in each case, “Distributed Property”), then, at the request of any Holder delivered before the ninetieth day after the record date fixed for determination of stockholders entitled to receive such distribution, the Corporation will deliver to such Holder, within five Trading Days after such request (or, if later, on the effective date of such distribution), the Distributed Property that such Holder would have been entitled to receive in respect of the Underlying Shares for which such Holder’s Series B Preferred Stock could have been converted immediately prior to such record date. If such Distributed Property is not delivered to a Holder pursuant to the preceding sentence, then upon any conversion of Series B Preferred Stock that occurs after such record date, such Holder shall be entitled to receive, in addition to the Underlying Shares otherwise issuable upon such conversion, the Distributed Property that such Holder would have been entitled to receive in respect of such number of Underlying Shares had the Holder been the record holder of such Underlying Shares immediately prior to such record date.

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(c) Certain Transactions.

(i)            If, at any time while Series B Preferred Stock is outstanding, the Corporation proposes to enter into a transaction that would constitute a Change of Control, the Corporation shall mail written notice of the proposed Change of Control transaction to each record Holder not less than 20 Trading Days prior to the effective date thereof.  Each Holder shall have the right to receive on the date of the consummation of such Change of Control, at its option, either (A) for each Underlying Share that would have been issuable upon such conversion of the shares of Series B Preferred Stock upon the effective time of such Change of Control, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Change of Control if it had been, immediately prior to such Change of Control, the holder of one share of Common Stock or (B) for each share of Series B Preferred Stock, cash in an amount equal to 115% of the Stated Value plus all accrued but unpaid dividends thereon through the date of payment.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Change of Control transaction, then each Holder shall be given the same choice as to the consideration it receives pursuant to clause (A) above. Each Holder shall make the election of which consideration it has elected to receive at least three Trading Days prior to the effective date of a Change of Control.  Failure of any Holder to timely provide written notice of its election shall be deemed an election by such Holder to receive the consideration specified in clause (B) above.  Notwithstanding the foregoing, if a Holder elects to receive cash pursuant to clause (B) of the preceding sentence or is deemed to have so elected, the Corporation may elect instead to have such successor to the Corporation or surviving entity in the Change of Control issue to the Holder a new series of Preferred Stock with a stated value equal to 115% of the Stated Value of Series B Preferred Stock, plus all accrued but unpaid dividends thereon, and consistent with terms substantially equivalent to the terms of the Series B-I Preferred Stock or Series B-II Preferred Stock, as the case may be, held by such Holder and evidencing the Holder’s right to convert such Preferred Stock into the consideration described in clause (A) of this subparagraph (i).  To the extent the Corporation elects to have the successor to the Corporation or the surviving entity issue a new series of Preferred Stock, the terms of any agreement pursuant to which a Change of Control is effected shall include terms requiring any such successor or surviving entity to comply with the provisions substantially equivalent to the provisions of this paragraph (c) and providing that the Series B Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Change of Control.

(ii)           Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as “Organic Change.” Prior to the consummation of any (A) sale of all or substantially all of the Corporation’s assets to an acquiring Person or (B) other Organic Change following which the Corporation is not a surviving entity, other than in each case an Organic Change that is a Change of Control (which shall be subject to Section 15(c)(i)), the Corporation will secure from the Person purchasing such assets or the successor, or, if applicable, the parent of the successor, resulting from such Organic Change (in each case, the “Acquiring Entity”) a written agreement (in form and substance reasonably satisfactory to the holders of at least a majority of the shares of Series B Preferred Stock then outstanding) to deliver to each holder of Series B Preferred Stock in exchange for such shares, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to such Series B Preferred Stock, including, without limitation, having a stated value and liquidation preference equal to the Stated Value and the Series B Stock Liquidation Preference of the Series B Preferred Stock held by such holder, and

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reasonably satisfactory to the holders of at least a majority of the Series B Preferred Stock then outstanding.

(d) Subsequent Equity Sales.

(i)            If, at any time while any shares of either series of Series B Preferred Stock are outstanding, the Corporation or any Subsidiary issues additional shares of Common Stock or rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for shares of Common Stock or otherwise entitling any Person to acquire shares of Common Stock (collectively, “Common Stock Equivalents”) at an effective net price to the Corporation per share of Common Stock (the “Effective Price”) less than the lesser of (A) the Initial Purchase Price for a series of Series B Preferred Stock or (B) then-applicable Conversion Price for a series of Series B Preferred Stock, then the applicable Conversion Price for such series of Series B Preferred Stock shall be reduced to equal the Effective Price. For purposes of this paragraph, in connection with any issuance of any Common Stock Equivalents, (A) the maximum number of shares of Common Stock potentially issuable at any time upon conversion, exercise or exchange of such Common Stock Equivalents (the “Deemed Number”) shall be deemed to be outstanding upon issuance of such Common Stock Equivalents, (B) the Effective Price applicable to such Common Stock shall equal the minimum dollar value of consideration payable to the Corporation to purchase such Common Stock Equivalents and to convert, exercise or exchange them into Common Stock (net of any discounts, fees, commissions and other expenses), divided by the Deemed Number, (C) no further adjustment shall be made to the Conversion Price upon the actual issuance of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents, and (D) upon the expiration or termination of any Common Stock Equivalent that does not result in the issuance of any Common Stock or additional Common Stock Equivalent, any adjustment that has been made under this paragraph (d) in respect of the issuance of such Common Stock Equivalent shall be readjusted as if such Common Stock Equivalent had not been issued (but shall in no event affect previously converted stock).

(ii)           If, at any time while Series B Preferred Stock is outstanding, the Corporation or any Subsidiary issues Common Stock Equivalents with an Effective Price or a number of underlying shares that floats or resets or otherwise varies or is subject to adjustment based (directly or indirectly) on market prices of the Common Stock (a “Floating Price Security”), then for purposes of applying the preceding paragraph in connection with any subsequent conversion, the Effective Price will be determined separately on each Conversion Date and will be deemed to equal the lowest Effective Price at which any holder of such Floating Price Security is entitled to acquire Common Stock on such Conversion Date (regardless of whether any such holder actually acquires any shares on such date).

(iii)          Notwithstanding the foregoing, no adjustment will be made under this paragraph (d) in respect of the issuance of Excluded Stock.

(e) Calculations.  All calculations under this Section 15 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f)  Notice of Adjustments.  Upon the occurrence of each adjustment pursuant to this Section 15, the Corporation at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based. Upon written request, the

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Corporation will promptly deliver a copy of each such certificate to each Holder and to the Corporation’s Transfer Agent.

(g) Notice of Corporate Events.  If the Corporation (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Corporation or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Corporation, then the Corporation shall deliver to each Holder a notice describing the material terms and conditions of such transaction, at least 20 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Corporation will take all steps reasonably necessary in order to insure that each Holder is given the practical opportunity to convert its Series B Preferred Stock prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

16.    Limitation on Conversion.

(a) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by any Holder upon any conversion of Series B Preferred Stock (or otherwise in respect of the Series B Preferred Stock) shall be limited to the extent necessary to insure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% (the “Maximum Percentage”) of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of a Conversion Notice by a Holder will constitute a representation by such Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Underlying Shares requested in such Conversion Notice is permitted under this paragraph.  By written notice to the Corporation, any Holder may waive the provisions of this Section or increase or decrease the Maximum Percentage to any other percentage specified in such notice, but (i) any such waiver or increase will not be effective until the 61st day after such notice is delivered to the Corporation, and (ii) any such waiver or increase or decrease will apply only to such Holder and not to any other Holder and (iii) any such waiver or increase shall not be effective to the extent such waiver or increase would cause the Corporation to violate the Nasdaq Stockholder Approval Rule.

(b) For purposes of this Section 16, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Corporation’s most recent Form 10-Q, Form 10-K or other public filing with the Commission, as the case may be, (2) a more recent public announcement by the Corporation, or (3) any other notice by the Corporation or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of any Holder, the Corporation shall promptly, but in no even later than one Trading Day following the receipt of such notice, confirm in writing to any such Holder the number of shares of Common Stock then outstanding.

17.    Fractional Shares.  The Corporation shall not be required to issue or cause to be issued fractional Underlying Shares on conversion of Series B Preferred Stock. If any fraction of an Underlying

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Share would, except for the provisions of this Section, be issuable upon conversion of Series B Preferred Stock, the number of Underlying Shares to be issued will be rounded up to the nearest whole share.

18.    Notices.  Any and all notices or other communications or deliveries hereunder (including without limitation any Conversion Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be (i) if to the Corporation, to Ten Canal Park, Cambridge, Massachusetts 02141, facsimile: (617) 949-1722, Attention: Chief Executive Officer and General Counsel, or (ii) if to a Holder, to the address or facsimile number appearing on the Corporation’s stockholder records or such other address or facsimile number as such Holder may provide to the Corporation in accordance with this Section.

19.    Miscellaneous.

(a) The headings herein are for convenience only, do not constitute a part of this Certificate of Designations and shall not be deemed to limit or affect any of the provisions hereof.

(b) Any of the rights of the Holders of Series B Preferred Stock set forth herein may be waived by the affirmative vote of the Holders of a majority of the shares of Series B Preferred Stock then outstanding.  No waiver of any default with respect to any provision, condition or requirement of this Certificate of Designations shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

* * *

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IN WITNESS WHEREOF, Aspen Technology, Inc. has caused this Certificate of Designations to be duly executed as of March 19, 2002.

ASPEN TECHNOLOGY, INC.

By:	/s/ Lisa W. Zappala
Lisa W. Zappala
Senior Vice President and Chief Financial Officer

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EXHIBIT A

ADDITIONAL DEFINITIONS

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.  With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Bankruptcy Event” means any of the following events:  (a) the Corporation or any Material Subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Material Subsidiary thereof; (b) there is commenced against the Corporation or any Material Subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Corporation or any Material Subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Corporation or any Material Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Corporation or any Material Subsidiary makes a general assignment for the benefit of creditors; (f) the Corporation or any Material Subsidiary fails to pay, or states in writing that it is unable to pay or is unable to pay, its debts generally as they become due; or (g) the Corporation or any Subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action that effects any of the foregoing.

“Change of Control” means the occurrence of any of the following in one or a series of related transactions:  (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(l) under the Exchange Act) of a majority of the voting rights or equity interests in the Corporation; (ii) a replacement of more than one-half of the members of the Corporation’s Board of Directors that is not approved by those individuals who are members of the Board of Directors on the Deemed Issue Date (or other directors previously approved by such individuals); (iii) a merger or consolidation of the Corporation or a sale of all or substantially all of the assets of the Corporation in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Corporation’s securities prior to the first such transaction continue to hold, directly or indirectly, at least a majority of the voting rights and equity interests in the surviving entity or acquirer of such assets; (iv) a recapitalization, reorganization or other transaction involving the Corporation that constitutes or results in a transfer of a majority of the voting rights or equity interests in the Corporation to Persons other than holders of the Corporation’s voting equity securities prior to such transaction; or (v) consummation of a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act with respect to the Corporation other than a Rule 13e-3 transaction in which no Holder’s interest in the Corporation has been adversely changed or diluted in any material manner.

“Closing Price” means, for any date, the price determined by the first of the following clauses that applies:  (a) if the Common Stock is then listed or quoted on an Eligible Market or any other national securities exchange, the last closing price per share of the Common Stock for such date (or the nearest preceding date) on the primary Eligible Market or exchange on which the Common Stock is then listed or quoted; (b) if prices for the Common Stock are then quoted on the OTC Bulletin Board, the average of the highest closing bid price and the lowest closing ask price per share of the Common Stock for such date (or the nearest preceding date) so quoted; (c) if prices for the Common Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common

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Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by a majority-in-interest of the Purchasers and the Corporation.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Corporation, par value $0.10 per share.

“Effective Date” means the date that an Underlying Shares Registration Statement is declared effective by the Commission.

“Eligible Market” means the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

“Event Equity Value” means 115% of the average of the Closing Prices for the five Trading Days preceding the date of delivery of the notice requiring payment of the Event Equity Value, provided that if the Corporation does not make such required payment (together with any other payments, expenses and liquidated damages then due and payable under the Transaction Documents) when due or, in the event the Corporation disputes in good faith the occurrence of the Triggering Event pursuant to which such notice relates, does not instead deposit such required payment (together with such other payments, expenses and liquidated damages then due) in escrow with an independent third-party escrow agent within five Trading Days of the date such required payment is due, then the Event Equity Value shall be 115% of the greater of (a) the average of the Closing Prices for the five Trading Days preceding the date of delivery of the notice requiring payment of the Event Equity Value and (b) the average of the Closing Prices for the five Trading Days preceding the date on which such required payment (together with such other payments, expenses and liquidated damages) is paid in full.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Stock” means any shares of Common Stock issued or issuable:  (A) upon exercise, conversion or exchange of any Common Stock Equivalents described in Schedule 3.1(g) to the Purchase Agreement (provided that such exercise or conversion occurs in accordance with the terms thereof, without amendment or modification, and that the applicable exercise or conversion price or ratio is described in such schedule); (B) to officers, directors, employees or consultants of the Corporation pursuant to a stock option plan, employee stock purchase plan or other equity incentive plan approved by the Board of Directors of the Corporation; (C) pursuant to as part of a bona fide firm commitment underwritten public offering with a nationally recognized underwriter (including any “at the market offering,” as defined in Rule 415(a)(4) under the Securities Act, only if such offering does not constitute an “equity line” and generates aggregate gross proceeds of at least $50 million); (D) in connection with any transaction with a strategic investor, vendor, lessor, customer, supplier, marketing partner, developer or integrator or any similar arrangement, in each case the primary purpose of which is not to raise equity capital; (E) in connection with a transaction involving a merger or acquisition of an entity, business or assets (not principally for the purpose of obtaining cash); or (F) in connection with any other transaction for consideration other than cash up to 108,166 shares of Common Stock in the aggregate (as adjusted for stock splits, stock combinations and similar events).

“Material Subsidiary” means any significant subsidiary, as defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission, of the Corporation.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability Corporation, joint stock Corporation, government (or an agency or subdivision thereof) or other entity of any kind.

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“Purchaser” has the meaning set forth in the Purchase Agreement.

“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, dated as of March 19, 2002 among the Corporation and the Purchasers, as amended from time to time.

“Required Effectiveness Date” means the date on which an Underlying Shares Registration Statement is required to become effective pursuant to the Registration Rights Agreement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Shares, the Warrants and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means, collectively, the shares of Series B-I Preferred Stock and Series B-II Preferred Stock.

“Subsidiary” means any subsidiary, as defined in Rule 1-02(x) of Regulation S-X promulgated by the Commission, of the Corporation.

“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market or (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on the New York Stock Exchange (or any successor thereto).

“Trading Market” means the Nasdaq National Market or any other Eligible Market on which the Common Stock is then listed or quoted.

“Transaction Documents” means the Purchase Agreement, the Registration Rights Agreement, this Certificate of Designations and the Warrants.

“Triggering Event” means any of the following events:  (a) immediately prior to any Bankruptcy Event; (b) the Common Stock is not listed or quoted, or is suspended from trading, on an Eligible Market for a period of five consecutive Trading Days or ten aggregate Trading Days in any 365-day period; (c) the Corporation fails for any reason to deliver a certificate evidencing any Securities to a Purchaser within ten Trading Days after delivery of such certificate is required pursuant to any Transaction Document or the exercise or conversion rights of the Holders pursuant to the Transaction Documents are otherwise suspended for any reason; (d) the Corporation fails to have available both (i) a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock available to issue Underlying Shares upon any exercise of the Warrants or any conversion of Shares and does not make available a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for such issuance within 60 days after the occurrence of such deficiency and (ii) at least 6,401,394 authorized but unissued and otherwise unreserved shares of Common Stock (as adjusted for any stock splits, stock combinations or similar events), less reductions reasonably agreed to by the Purchasers to reflect shares of Common Stock issued upon conversion of the Shares (and, therefore, reduced aggregate dividend payments), as dividends on the Shares, upon exercise of the Warrants or upon a redemption of the Shares; (e) at any time after the Required Effectiveness Date, any Common Stock issuable pursuant to the Transaction Documents is not listed on an Eligible Market; (f) any other Event (as defined in the Registration Rights Agreement) occurs and remains uncured for 60 days; (g) the Corporation fails to

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make any cash payment required under the Transaction Documents and such failure is not cured within five days after notice of such default is first given to the Corporation by a Purchaser; (h) the Corporation defaults in the timely performance of any other obligation under the Transaction Documents and such default continues uncured for a period of 20 days after the date on which notice of such default is first given to the Corporation by a Purchaser (it being understood that no prior notice need be given in the case of a default that cannot reasonably be cured within 20 days), or (i) any Change of Control event.

“Underlying Shares” means the shares of Common Stock issuable upon conversion of, or in redemption of, the Shares, as payment of dividends on the Shares and upon exercise of the Warrants, and any securities issued in exchange for, or upon conversion or in respect of, such shares.

“Underlying Shares Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by the Purchasers.

“Volume Weighted Average Price” means, with respect to a Trading Day, the average of the daily volume weighted average trading price (the total dollar amount traded on each day divided by trading volume for such day) of the Common Stock for the regular Trading Day session as reported at 4:15 p.m. (New York time) as reported by Bloomberg, LP function key HP by using W to calculate the daily weighted average.

“Warrants” means the Common Stock purchase warrants, as amended from time to time, issued pursuant to the Purchase Agreement.

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EXHIBIT B

FORM OF CONVERSION NOTICE

(To be executed by the registered Holder
in order to convert shares of Series B Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series B Preferred Stock indicated below into shares of Common Stock of Aspen Technology, Inc., a Delaware corporation, according to the conditions hereof, as of the date written below.

Series of Series B Preferred Stock to be converted (check):	☐ Series B-I
☐ Series B-II

Date to effect conversion

Number and series of shares of Series B Preferred Stock owned prior to conversion

Number and series of shares of Series B Preferred Stock to be converted

Stated Value of shares of Series B Preferred Stock to be converted (including $ of dividends added under Section 2(f) of the Registration Rights Agreement)

Number of shares of Common Stock to be issued

Applicable Conversion Price

Number and series of shares of Series B Preferred Stock subsequent to conversion

Name of Holder

By:
Name:
Title:

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ASPEN TECHNOLOGY, INC.

CERTIFICATE OF DESIGNATIONS
OF
SERIES C PREFERRED STOCK

(Pursuant to Section 151 of the Delaware General Corporation Law)

Aspen Technology, Inc., a Delaware corporation (the “Corporation”), in accordance with the provisions of Section 103 of the Delaware General Corporation Law (the “DGCL”) does hereby certify that, in accordance with Section 141(c) of the DGCL, the following resolution was duly adopted by the Board of Directors of the Corporation as of March 14, 2002:

RESOLVED, that a series of Preferred Stock, Series C Preferred Stock, par value $0.10 per share, of the Corporation is hereby created and the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions thereof (in addition to any provisions set forth in the Certificate of Incorporation of the Corporation which are applicable to the Preferred Stock of all classes and series) are as follows:

SERIES C PREFERRED STOCK

1.      Designation, Amount, Par Value and Stated Value.  The following series of preferred stock shall be designated as the Corporation’s Series C Preferred Stock (the “Series C Preferred Stock”), and the number of shares so designated shall be 60,000.  Each share of Series C Preferred Stock shall have a par value of $0.10 per share and a stated value equal to $10,000 plus any amount added to the Stated Value pursuant to Section 3(b) hereof (the “Stated Value”).

2.      Definitions.  In addition to the terms defined elsewhere in this Certificate of Designations, the following terms have the meanings indicated:

“Change of Control” means the occurrence of any of the following in one or a series of related transactions: (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) under the Exchange Act) of a majority of the voting rights or equity interests in the Corporation; (ii) a replacement of more than one-half of the members of the Corporation’s Board of Directors that is not approved by those individuals who are members of the Board of Directors as of March 19, 2002 (or other directors previously approved by such individuals); (iii) a merger or consolidation of the Corporation or a sale of all or substantially all of the assets of the Corporation in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Corporation’s securities prior to the first such transaction continue to hold, directly or indirectly, at least a majority of the voting rights and equity interests in the surviving entity or acquirer of such assets; (iv) a recapitalization, reorganization or other transaction involving the Corporation that constitutes or results in a transfer of a majority of the voting rights or equity interests in the Corporation to Persons other than holders of the Corporation’s voting equity securities prior to such transaction; or (v) consummation of a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act with respect to the Corporation other than a Rule 13e-3 transaction in which no Holder’s interest in the Corporation has been adversely changed or diluted in any material manner.

“Common Stock” means the common stock of the Corporation, par value $0.10 per share.

“Eligible Market” means the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” means any holder of Series C Preferred Stock.

“Junior Securities” means the Common Stock and all other equity or equity equivalent securities of the Corporation.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability corporation, joint stock corporation, government (or an agency or subdivision thereof) or other entity of any kind.

“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market or (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on the New York Stock Exchange (or any successor thereto).

“Trading Market” means the Nasdaq National Market or any other Eligible Market on which the Common Stock is then listed or quoted.

3.      Dividends.

(a) Holders shall be entitled to receive, out of funds legally available therefor, and the Corporation shall pay, cumulative dividends on the Series C Preferred Stock at the rate per share (as a percentage of the Stated Value per share) of 12% per annum, payable quarterly in arrears commencing on the last day of each month, except if such date is not a Trading Day, in which case such dividend shall be payable on the next succeeding Trading Day (each, a “Dividend Payment Date”).  Dividends on a share of Series C Preferred Stock shall be calculated on the basis of a 365-day year, shall accrue daily commencing on the such share is initially issued by the Corporation for such share, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.

(b) Subject to the conditions and limitations set forth below, the Corporation may pay required dividends (i) in cash or (ii) by an addition to the Stated Value.  The Corporation must deliver written notice (the “Dividend Notice”) to the Holders indicating the manner in which it intends to pay dividends at least ten Trading Days prior to each Dividend Payment Date, but the Corporation may indicate in any such notice that the election contained therein shall continue for subsequent Dividend Payment Dates until revised.  Failure to timely provide such written notice shall be deemed an election by the Corporation to pay the dividend by addition to the Stated Value.  All dividends payable in respect of the Series C Preferred Stock on any Dividend Payment Date must be paid in the same manner.  If the Corporation may not legally pay dividends on any Dividend Payment Date, such amount shall be added to the Stated Value as of such Dividend Payment Date.

(c) So long as any Series C Preferred Stock is outstanding, (i) neither the Corporation nor any subsidiary (as defined in Rule 1-02(x) of Regulation S-X promulgated by the Securities and Exchange Commission) of the Corporation shall, directly or indirectly, redeem, purchase or otherwise acquire any Junior Securities or set aside any monies for such a redemption, purchase or other acquisition and (ii) the Corporation shall not pay or declare any dividend or make any distribution on any Junior Securities, except pro rata stock dividends on the Common Stock payable in additional shares of Common Stock and dividends due and paid in the ordinary course on preferred stock of the Corporation,

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in each case only at such times as the Corporation is in compliance with its payment and other obligations hereunder.

4.      Registration of Series C Preferred Stock.  The Corporation shall register shares of the Series C Preferred Stock, upon records to be maintained by the Corporation for that purpose (the “Series C Preferred Stock Register”), in the name of the record Holders thereof from time to time.  The Corporation may deem and treat the record Holder of shares of Series C Preferred Stock as the absolute owner thereof for the purpose of any conversion hereof or any distribution to such Holder, and for all other purposes, absent actual notice to the contrary.

5.      Registration of Transfers.  The Corporation shall register the transfer of any shares of Series C Preferred Stock in the Series C Preferred Stock Register, upon surrender of certificates evidencing such shares to the Corporation at its address specified herein.  Upon any such registration or transfer, a new certificate evidencing the shares of Series C Preferred Stock so transferred shall be issued to the transferee and a new certificate evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Holder.

6.      Liquidation.

(a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (a “Liquidation Event”), the Holders of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Junior Securities by reason of their ownership thereof, an amount per share in cash equal to the Stated Value for each share of Series C Preferred Stock then held by them (as adjusted for any stock splits, stock dividends, stock combinations and similar transactions with respect to the Series C Preferred Stock), plus all accrued but unpaid dividends on such Series C Preferred Stock as of the date of such event (the “Series C Stock Liquidation Preference”).  If, upon the occurrence of a Liquidation Event, the assets and funds thus distributed among the Holders of the Series C Preferred Stock shall be insufficient to permit the payment to such Holders of the full Series C Stock Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the Holders of the Series C Preferred Stock in proportion to the aggregate Series C Stock Liquidation Preference that would otherwise be payable to each of such Holders.

(b) In the event of a Liquidation Event, following completion of the distributions required by the first sentence of paragraph (a) of this Section 6, if assets or surplus funds remain in the Corporation, the holders of Junior Securities shall share ratably in all remaining assets of the Corporation.

(c) The Corporation shall mail written notice of any Liquidation Event to each record Holder not less than 20 Trading Days prior to the payment date or effective date thereof.

7.      Redemption Rights.

(a) The Corporation may, at its option, redeem all or any number of the shares of Series C Preferred Stock then outstanding at any time or from time to time, upon at least 15 Trading Days’ advance notice to the Holders (the “Redemption Notice”), at a price per share (the “Redemption Price”) equal to the Stated Value of such share plus all accrued but unpaid dividends thereon to the date fixed for redemption.  The Redemption Notice shall specify the date fixed for redemption, the aggregate Redemption Price for all of the shares to be redeemed, and the aggregate number of shares to be redeemed.  The Redemption Price for any share of Series C Preferred Stock shall be paid entirely in cash.

(b) In case of any redemption of fewer than all of the then-outstanding shares of Series C Preferred Stock, the shares to be redeemed shall be selected, as nearly as practicable, as follows:

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(i)            The aggregate Redemption Price shall be prorated among the record Holders in proportion to the aggregate Stated Values (computed as of the date fixed for redemption) of the shares of Series C Preferred Stock registered in their respective names in the Series C Preferred Stock Register.

(ii)           The Redemption Price so prorated to a record Holder shall be applied to redeem shares of Series C Preferred Stock in order of descending per share Stated Value, such that the Redemption Price prorated to such record Holder is first applied to the redemption of the record Holder’s shares having the highest per share Stated Value, any remaining prorated Redemption Price is then applied to the redemption of the record Holder’s shares having the next highest per share Stated Value, and so forth, until all the Redemption Price prorated to such record Holder has been applied to the redemption of whole shares of such record Holder’s Series C Preferred Stock.  No share of Series C Preferred Stock shall be subject to redemption in part.

(iii)          The Redemption Notice delivered to a Holder shall specify, in addition to the information specified in Section 7(a), the number of shares of such Holder to be redeemed and the certificate number(s) of the certificate(s) evidencing those shares.

(c) Upon receipt of payment of the Redemption Price, each Holder shall deliver the original certificate(s) evidencing the Series C Preferred Stock so redeemed to the Corporation, unless such Holder is awaiting receipt of a new certificate evidencing such shares from the Corporation pursuant to another provision hereof.  Upon receipt of such a certificate from a Holder, the Corporation shall issue to such Holder a new certificate evidencing the remaining shares of Series C Preferred Stock, if any, represented by such certificate but not redeemed.

(d) Any shares of Series C Preferred Stock redeemed in accordance with this Section 7 shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series C Preferred Stock accordingly.

8.      Voting Rights.

(a) Except as otherwise provided herein or as required by applicable law, the Holders of the Series C Preferred Stock shall not be entitled to vote on any matters on which holders of Common Stock are entitled to vote.

(b) So long as any shares of Series C Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the shares of Series C Preferred Stock then outstanding, (i) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend this Certificate of Designations (whether by merger, reorganization, consolidation or otherwise), (ii) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation Event senior to the Series C Preferred Stock, (iii) amend its certificate of incorporation or bylaws so as to affect adversely any rights of the Holders (whether by merger, reorganization, consolidation or otherwise), (iv) increase the authorized number of shares of Series C Preferred Stock, or (v) enter into any agreement with respect to the foregoing.

So long as any shares of Series C Preferred Stock are outstanding, (i) the record Holders of Series C Preferred Stock, exclusively and as a separate class, shall be entitled to elect a number of directors equal to the greater of (A) two or (B) 20% of the total number of directors of the Corporation, rounded up to the nearest whole number, and (ii) the record holders of Common Stock, exclusively and as a separate class, shall, subject to the rights of any additional series of Preferred Stock that may be established from time to time, be entitled to elect the balance of the total number of directors of the Corporation.  At any meeting

4

held for the purpose of electing directors, the presence in person or by proxy of the Holders of a majority of the shares of Series C Preferred Stock then outstanding shall constitute a quorum of the Series C Preferred Stock for the purpose of electing directors by Holders.  A vacancy in any directorship filled by the Holders shall be filled only by vote or written consent in lieu of a meeting of the Holders or by any remaining director or directors elected by the Holders pursuant to this Section 8(c).  To the extent all outstanding shares of Series C Preferred Stock are redeemed at any time in accordance with the provisions of Section 7 hereof, the rights of the Holders under this Section 8(c) shall terminate on the redemption date for those shares and any director previously elected by the Holders pursuant to this Section 8(c) resign as of such redemption date.

9.      Certain Transactions.

(a) If, at any time while Series C Preferred Stock is outstanding, the Corporation proposes to enter into a transaction that would constitute a Change of Control, the Corporation shall mail written notice of the proposed Change of Control transaction to each record Holder not less than 20 Trading Days prior to the effective date thereof.  Each Holder shall have the right to receive on the date of the consummation of such Change of Control, at the election of the Corporation, either (i) for each share of Series C Preferred Stock, cash in an amount equal to the Stated Value plus all accrued but unpaid dividends thereon through the date of payment, or (ii) a new series of preferred stock in the successor corporation or surviving entity in the Change of Control with a stated value equal to the Stated Value of the Series C Preferred Stock, plus all accrued but unpaid dividends thereon, and consistent with terms substantially equivalent to the terms of the Series C Preferred Stock held by such Holder and evidencing the Holder’s right to convert such preferred stock into the consideration described in clause (i) of this Section 9.  To the extent the Corporation elects to have the successor to the Corporation or the surviving entity issue a new series of preferred stock, the terms of any agreement pursuant to which a Change of Control is effected shall include terms requiring any such successor or surviving entity to comply with the provisions substantially equivalent to the provisions of this Section 9 and providing that the Series C Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Change of Control.

(b) Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as “Organic Change.”  Prior to the consummation of any (i) sale of all or substantially all of the Corporation’s assets to an acquiring Person or  (ii) other Organic Change following which the Corporation is not a surviving entity, other than in each case an Organic Change that is a Change of Control (which shall be subject to Section 9(a), the Corporation will secure from the Person purchasing such assets or the successor, or, if applicable , the parent of the successor, resulting from such Organic Change (in each case, the “Acquiring Entity”) a written agreement (in form and substance reasonably satisfactory to the holders of at least a majority of the shares of Series C Preferred Stock then outstanding) to deliver to each holder of Series C Preferred Stock in exchange for such shares, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to the Series C Preferred Stock, including, without limitation, having a stated value and liquidation preference equal to the Stated Value and the Series C Stock Liquidation Preference of the Series C Preferred Stock held by such holder, and reasonably satisfactory to the holders of at least a majority of the Series C Preferred Stock then outstanding.

10.    Charges, Taxes and Expenses.  Issuance of certificates for shares of Series C Preferred Stock shall be made without charge to the Holders for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and

5

expenses shall be paid by the Corporation; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Series C Preferred Stock in a name other than that of the Holder.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring the Series C Preferred Stock.

11.    Replacement Certificates.  If any certificate evidencing Series C Preferred Stock is mutilated, lost, stolen or destroyed, the Corporation shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for such certificate, a new certificate, but only upon receipt of evidence reasonably satisfactory to the Corporation of such loss, theft or destruction and customary and reasonable indemnity, if requested.  Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Corporation may prescribe.

12.    Notices.  Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The addresses for such communications shall be:  (i) if to the Corporation, to Ten Canal Park, Cambridge, Massachusetts 02141, facsimile:  (617) 949-1722, Attention: Chief Executive Officer and General Counsel, or (ii) if to a Holder, to the address or facsimile number appearing on the Corporation’s stockholder records or such other address or facsimile number as such Holder may provide to the Corporation in accordance with this Section 11.

13.    Miscellaneous.

(a) The headings herein are for convenience only, do not constitute a part of this Certificate of Designations and shall not be deemed to limit or affect any of the provisions hereof.

(b) Any of the rights of the Holders of Series C Preferred Stock set forth herein may be waived by the affirmative vote of the Holders of a majority of the shares of Series C Preferred Stock then outstanding.  No waiver of any default with respect to any provision, condition or requirement of this Certificate of Designations shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

* * *

6

IN WITNESS WHEREOF, Aspen Technology, Inc. has caused this Certificate of Designations to be duly executed as of March 19, 2002.

ASPEN TECHNOLOGY, INC.

By:	/s/ Lisa W. Zappala
Lisa W. Zappala
Senior Vice President and Chief Financial Officer

7

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

ASPEN TECHNOLOGY, INC.

Aspen Technology, Inc., a corporation organized and existing under the Delaware General Corporation Law (the “Corporation”), does hereby certify:

FIRST:  That, at a meeting of the Board of Directors of the Corporation held on October 10, 2001, the following resolution was duly adopted pursuant to Section 242 of the Delaware General Corporation Law proposing and declaring advisable the following amendment to the Certificate of Incorporation, as amended, of the Corporation:

RESOLVED:      That the first paragraph of Article FOURTH of the Certificate of Incorporation, as amended, be amended to read in its entirety as follows:

“FOURTH: The Corporation is authorized to issue two classes of capital stock, one of which is designated as common stock, $.10 par value per share (“Common Stock”), and the other of which is designated as preferred stock, $.10 par value per share (“Preferred Stock”).  The total number of shares of both classes of capital stock that the Corporation shall have authority to issue is 130,000,000 shares, consisting of 120,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.  The Preferred Stock may be issued from time to time in one or more series as set forth in Section (b) of this Article FOURTH.  The following is a statement of the designations and the powers, preferences and rights of, and the qualifications, limitations or restrictions applicable to, each class of capital stock of the corporation.”

SECOND:  That the foregoing amendment to the Corporation’s Certificate of Incorporation, as amended, was adopted by the holders of a majority of the outstanding shares of Common Stock at the Annual Meeting of Stockholders of the Corporation held on December 11, 2001 pursuant to notice duly given.

* * *

IN WITNESS WHEREOF, Aspen Technology, Inc. has caused this Certificate to be signed by its Senior Vice President and Chief Financial Officer on March 21, 2002.

ASPEN TECHNOLOGY, INC.

By:	/s/ Lisa W. Zappala
Lisa W. Zappala
Senior Vice President and Chief Financial Officer

CERTIFICATE OF ELIMINATION

OF

ASPEN TECHNOLOGY, INC.

SERIES B-1 CONVERTIBLE PREFERRED STOCK AND

SERIES B-2 CONVERTIBLE PREFERRED STOCK

Aspen Technology, Inc., a corporation organized and existing under the Delaware General Corporation Law (the “Corporation”), does hereby certify:

FIRST:  That at  a meeting of the Board of Directors of the Corporation held on March 21, 2002, the following resolutions were duly adopted pursuant to Section 151 of the Delaware General Corporation Law proposing the elimination of the Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock of the Corporation:

RESOLVED:      That no shares of the Corporation’s Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock are outstanding and none will be issued subject to the Certificate of Designations of the Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on February 6, 2002 (as corrected by the Certificate of Correction filed with the Secretary of State of the State of Delaware on February 12, 2002) with respect to such Series B-1 Convertible Preferred Stock  and Series B-2 Convertible Preferred Stock.

RESOLVED:      That a Certificate of Elimination be executed, which shall have the effect when filed with the Secretary of State of the State of Delaware of eliminating from the Certificate of Incorporation, as amended, of the Corporation all matters set forth in the Certificate of Designations with respect to such Series B-1 Convertible Preferred Stock  and Series B-2 Convertible Preferred Stock.

SECOND:  None of the authorized shares of the Series B-1 Convertible Preferred Stock  and Series B-2 Convertible Preferred Stock  of the Corporation are outstanding and none will be issued subject to the Certificate of Designations of the Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on February 6, 2002 (as corrected by the Certificate of Correction filed with the Secretary of State of the State of Delaware on February 12, 2002).

THIRD:  In accordance with the provisions of Section 151 of the Delaware General Corporation Law, the Certificate of Incorporation, as amended, of the Corporation is hereby amended to eliminate therefrom all matters set forth in the Certificate of Designations of the Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock with respect to such Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock.

* * *

IN WITNESS WHEREOF, Aspen Technology, Inc. has caused this certificate to be signed by its Senior Vice President and Chief Financial Officer on March 21, 2002.

ASPEN TECHNOLOGY, INC.

By:	/s/ Lisa W. Zappala
Lisa W. Zappala
Senior Vice President and Chief Financial Officer

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC CORPORATION AND

FOREIGN CORPORATION

Pursuant to Title 8, Section 252    ) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST:  The name of the surviving corporation is Aspen Technology, Inc., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is Chesspeake Properties Inc., a New Jersey corporation.

SECOND:  The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation is Aspen Technology, Inc., a Delaware corporation.

FOURTH:  The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH:  The authorized stock and par value of the non-Delaware company is 100 shares – no par value.

SIXTH:  The merger is to become effective on June 28, 2002, for accounting purposes only

SEVENTH:  The Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

EIGHTH:  The Agreement of Merger is on file at the office of the surviving corporation, Aspen Technology, Inc., the address of which is 1293 Eldridge Parkway, Houston, Texas 77077.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 24th day of June, 2002.

By:	/s/ Lisa W. Zappala

Name:	Lisa W. Zappala

Title:	Sr. VP & CFO

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC CORPORATION AND

FOREIGN CORPORATION

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST:  The name of the surviving corporation is Aspen Technology, Inc., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is Neural-Ware, Inc., a Pennsylvania corporation.

SECOND:  The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation is Aspen Technology, Inc., a Delaware corporation.

FOURTH:  The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH:  The authorized stock and par value of the non-Delaware company is 1000 – no par value.

SIXTH:  The merger is to become effective on June 28, 2002, for accounting purposes only.

SEVENTH:  The Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

EIGHTH:  The Agreement of Merger is on file at the office of the surviving corporation, Aspen Technology, Inc., the address of which is 1293 Eldridge Parkway, Houston, Texas 77077.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 24th day of June, 2002.

By:	/s/ Lisa W. Zappala

Name:	Lisa W. Zappala

Title:	Sr. VP & CFO

CERTIFICATE OF OWNERSHIP AND MERGER

merging

PETROVANTAGE, INC., a Delaware corporation

into

ASPEN TECHNOLOGY, INC., a Delaware corporation

Aspen Technology, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST:  That the Corporation was incorporated on March 11, 1998, pursuant to the General Corporation Law of the State of Delaware.

SECOND:  That the Corporation owns all of the outstanding shares of common stock, $0.0001 par value per share, of PetroVantage, Inc., a corporation incorporated on July 13, 2000, pursuant to the General Corporation Law of the State of Delaware.

THIRD:  That the Board of Directors of the Corporation, at a meeting of the Board of Directors on November 6, 2002, duly adopted the following resolutions:

RESOLVED:      That pursuant to Section 253 of the General Corporation Law of the State of Delaware, the Corporation is hereby authorized to effect a merger (the “Merger”) of PetroVantage, Inc., a Delaware corporation and wholly owned subsidiary of the Corporation (“PetroVantage”), with and into the Corporation.

RESOLVED:      That the Chief Executive Officer, the Chief Strategy Officer and Secretary, and the Chief Financial Officer of the Corporation are severally authorized to execute a Certificate of Ownership and Merger with respect to the Merger, to cause the same to be filed with the Secretary of State of the State of Delaware, and to take all such other actions and to execute all such other instruments and agreements as they or any of them may deem appropriate to effect such filing and the Merger.

RESOLVED:      That the Merger shall be effective immediately upon filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.

FOURTH:  That this Certificate of Ownership and Merger shall be effective upon the filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Senior Vice President and Chief Financial Officer this 16th day of December, 2002.

ASPEN TECHNOLOGY, INC.

By:	/s/ Lisa W. Zappala
Lisa W. Zappala
Senior Vice President and Chief Financial Officer

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ASPEN TECHNOLOGY, INC.

Pursuant to Section 242 of the General Corporation Law
of the State of Delaware

Aspen Technology, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

At a meeting of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation, as amended to date, and declaring said amendment to be advisable.  The stockholders of the Corporation duly adopted said amendment at a special meeting of stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware.  The resolution setting forth the amendment is as follows:

RESOLVED:      That the first paragraph of Article FOURTH of the Certificate of Incorporation of the Corporation, as amended, be amended to read in its entirety as follows:

“FOURTH:  The Corporation is authorized to issue two classes of capital stock, one of which is designated as common stock, $0.10 par value per share (“Common Stock”), and the other of which is designated as preferred stock, $0.10 par value per share (“Preferred Stock”).  The total number of shares of both classes of capital stock that the Corporation shall have authority to issue is 220,000,000 shares, consisting of 210,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.  The Preferred Stock may be issued from time to time in one or more series as set forth in Section (b) of this Article FOURTH.  The following is a statement of the designations and the powers, preferences and rights of, and the qualifications, limitations or restrictions applicable to, each class of capital stock of the Corporation.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer as of August 13, 2003.

ASPEN TECHNOLOGY, INC.

By:	/s/ David L. McQuillin
David L. McQuillin
President and Chief Executive Officer

ASPEN TECHNOLOGY, INC.

CERTIFICATE OF DESIGNATIONS
OF
SERIES D-1 CONVERTIBLE PREFERRED STOCK
AND
SERIES D-2 CONVERTIBLE PREFERRED STOCK
(Pursuant to Section 151 of the Delaware General Corporation Law)

Aspen Technology, Inc., a Delaware corporation (the “Corporation”), in accordance with the provisions of Section 103 of the Delaware General Corporation Law, does hereby certify that the following resolution was duly adopted by the Board of Directors of the Corporation as of June 1, 2003, in accordance with Section 141(c) of the Delaware General Corporation Law:

RESOLVED, that two series of Preferred Stock, Series D-1 Convertible Preferred Stock, par value $0.10 per share, and Series D-2 Convertible Preferred Stock, par value $0.10 per share, of the Corporation are hereby created and the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions thereof (in addition to any provisions set forth in the Certificate of Incorporation of the Corporation that are applicable to the Preferred Stock of all classes and series) are as follows:

SERIES D-1 CONVERTIBLE PREFERRED STOCK
AND
SERIES D-2 CONVERTIBLE PREFERRED STOCK

A total of 302,000 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series D-1 Convertible Preferred Stock” (“Series D-1 Preferred Stock”) and a total of 65,000 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series D-2 Convertible Preferred Stock” (“Series D-2 Preferred Stock,” and together with the Series D-1 Preferred Stock, “Series D Preferred Stock”), with each series having the following rights, preferences, powers, privileges and restrictions, qualifications and limitations:

1.      Dividends

(a) Dividend Rate.  The holders of shares of Series D Preferred Stock shall be entitled, out of funds legally available therefor, to receive cumulative dividends at the rate per annum equal to 8% (subject to adjustment in accordance with Section 6(a) and 6(b) below) of $333.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, reverse stock split, combination, split-up, recapitalization and like occurrences on or after the Series D Original Issue Date (as defined below) affecting such shares, the “Stated Value”), payable only when, as and if declared by the Board of Directors of the Corporation.  Such dividends shall be calculated on the basis of a 365-day year, shall accumulate daily commencing on the Series D Original Issue Date, shall compound quarterly to the extent not previously paid, and shall accumulate from the date of issuance of a share of Series D Preferred Stock until such share is no longer outstanding.  Furthermore, such dividends shall be deemed to accumulate from the Series D Original Issue Date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.

(b) Dividend Payments

(i)            Dividends declared on Series D Preferred Stock by the Board of Directors of the Corporation pursuant to Subsection 1(a) above shall be payable in cash, except that, in the sole discretion of the Corporation (subject to Subsection 1(b)(ii) below), such dividends may be paid in Common Stock, par value $0.10 per share, of the Corporation (“Common Stock”) as follows:  Following the end of any calendar quarter, commencing with the quarter ending March 31, 2004, if the Board elects to pay a dividend, then the Corporation shall deliver, by no later than the twentieth day following the end of such calendar quarter (such twentieth day after the calendar quarter being the “Quarterly Deadline”), a written notice to each of the holders of Series D Preferred Stock advising such holders that the Corporation has elected, pursuant to this paragraph (i), to pay all or any portion of the dividends accumulated on the Series D Preferred Stock through the final day of such calendar quarter (such final day of the calendar quarter being the “Record Date”).  If the Corporation delivers such a notice, the Corporation shall pay such dividend on the twenty-fourth Trading Day following the applicable Quarterly Deadline.  Any such dividend shall be payable in cash, except to the extent that the notice delivered with respect thereto specifies that an amount (which may be up to all) of such dividend shall be paid by the delivery of shares of Common Stock to holders of Series D Preferred Stock as of the Record Date (or, if such day is not a Trading Day, then the immediately preceding Trading Day, as defined below).  If the Corporation elects to pay less than all of such accumulated dividends, an equal amount of the dividends declared shall be paid with respect to each share of Series D Preferred Stock and the form of payment (that is, cash, Common Stock or a combination thereof) shall be identical with respect to each share of Series D Preferred Stock.  The number of shares of Common Stock issuable in payment of any such dividends to be paid in Common Stock shall be calculated as set forth in Subsection 1(b)(iii) below, and the shares shall be delivered as set forth in Subsection 1(b)(iv) below.

(ii)           Notwithstanding any other provision hereof, the Corporation shall not be entitled to pay a dividend in Common Stock with respect to shares of Series D Preferred Stock pursuant to Subsection 1(b)(i) above or Section 4(b) below unless, with respect to such shares all of the following conditions are satisfied (with clause (E) only being applicable to Series D-1 Preferred Stock):

(A)           the Common Stock is listed on the Nasdaq National Market, the American Stock Exchange or the New York Stock Exchange at all times, without interruption, between the date on which the Corporation gives notice under Subsection 1(b)(i) through the date that the certificate representing the shares of Common Stock being issued in payment of such dividend is actually delivered to the applicable holder of Series D Preferred Stock;

(B)             as of such delivery date, the Corporation has not received any written notice or warning from such trading or quotation facility with respect to the potential delisting of the Common Stock, which notice or warning continues to be unresolved or otherwise in effect as of such delivery date such that the Common Stock could not be listed and sold within 90 days thereafter by reason of such notice or warning;

(C)             the shares of Common Stock issued in payment of such dividend shall be the subject of a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement shall be effective as of the issue date, or all such shares may be sold pursuant to Rule 144(k) under the Securities Act;

(D)            none of the following have occurred on or prior to such the issue date (1) the Corporation or any significant subsidiary of the Corporation, as defined in Rule 1-02(w) of Regulation S-X, (a “Material Subsidiary”) commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Material Subsidiary thereof; (2) there is commenced against the Corporation or any Material Subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (3) the Corporation or any Material Subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (4) the Corporation or any Material Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (5) the Corporation or any Material Subsidiary makes a general assignment for the benefit of creditors; (6) the Corporation or any Material Subsidiary fails to pay, or states in writing that it is unable to pay or is unable to pay, its debts generally as they become due; or (7) the Corporation or any subsidiary of the Corporation, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action that effects any of the foregoing; and

(E)              solely with respect to the holders of Series D-1 Preferred Stock, the receipt of the Common Stock by such holders of Series D-1 Preferred Stock will be exempt from the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (or any successor thereto) (the “Exchange Act”).

(iii)          If a dividend on the Series D Preferred Stock is paid in shares of Common Stock, the number of shares of Common Stock to be issued to a holder of Series D Preferred Stock shall equal the quotient of (A) the amount of the dividend payable to such holder divided by (B) the arithmetic average of the Average Daily Prices for twenty consecutive Trading Days commencing on the Trading Day immediately following the applicable Quarterly Deadline.  The Corporation shall issue, as of such dividend payment date, a certificate, registered in the name of the holder or its nominee, for the number of shares of Common Stock to which the holder shall be entitled.

(iv)         If any dividend on Series D Preferred Stock is paid in shares of Common Stock, the Corporation shall, on or before the twenty-fourth Trading Day following the applicable Quarterly Deadline, (A) issue and deliver to such holder a certificate, registered in the name of such holder, for the number of shares of Common Stock to which such holder shall be entitled or (B) if and when the applicable shares of Common Stock may be held in a balance account with The Depository Trust Corporation through its Deposit Withdrawal Agent Commission System and after such holder has notified the Corporation that this clause (B) shall apply, credit the number of shares of Common Stock to which such holder shall be entitled to such holder’s balance account with The Depository Trust Corporation through its Deposit Withdrawal Agent Commission System.

(v)          No fractional shares of Common Stock shall be issued in payment of dividends on the Series D Preferred Stock pursuant to this Section 1(b).  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Series D Conversion Price.

(vi)         For purposes hereof, the following definitions shall apply:

(A)           “Trading Day” shall mean (I) any day on which the Common Stock is traded on the Nasdaq National Market, (II) if the Common Stock is not then listed on the Nasdaq National Market, any day on which the Common Stock is traded on any other national securities exchange, market, or trading or quotation facility, or (III) if the Common Stock is not then listed or quoted on any national securities exchange, market, or trading or quotation facility, then a day on which trading occurs on the New York Stock Exchange (or any successor thereto); and

(B)             “Average Daily Price” shall mean, with respect to a Trading Day, the daily volume weighted average trading price (the total dollar amount traded on that day divided by trading volume for that day) of the Common Stock on that Trading Day and for the regular Trading Day session as reported at 4:15 P.M., Eastern time, by Bloomberg, LP function key HP by using W to calculate the daily weighted average, or such other price as may be determined by an alternative methodology agreed upon from time to time by the Corporation and the holders of a majority of the outstanding shares of Series D-1 Preferred Stock and the holders of a majority of the outstanding shares of Series D-2 Preferred Stock.

(c) Prohibition on Other Dividends.  So long as any of the shares of Series D Preferred Stock are outstanding, the Corporation shall not declare, pay or set aside any dividends (other than dividends payable in shares of Common Stock, and then only at such times as the Corporation is in compliance with its obligations hereunder) on shares of Common Stock or Junior Stock unless dividends equal to the full amount of accumulated and unpaid dividends on the Series D Preferred Stock have been declared and have been, or are then being simultaneously, paid.  For purposes hereof, “Junior Stock” shall mean the Series A Preferred Stock and any other class or series of equity securities of the Corporation not expressly ranking senior to or on parity with the Series D Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up.  “Parity Stock” shall mean any class or series of equity securities of the Corporation expressly on parity with the Series D Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series D Preferred Stock, if the holders of such class of stock or series and the Series D Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated but unpaid dividends per share or liquidation preferences, without preference or priority one over the other.  The Series D-1 Preferred Stock shall be Parity Stock with respect to the Series D-2 Preferred Stock, and the Series D-2 Preferred Stock shall be Parity Stock with respect to the Series D-1 Preferred Stock.

2.      Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales

(a) Payments to Holders of Series D Preferred Stock.  In the event of any Liquidation (as hereinafter defined), the holders of shares of Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Common Stock or Junior Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Stated Value, plus any accumulated but unpaid dividends with respect thereto, and (ii) such amount per share as would have been payable had each such share been converted into Common Stock pursuant to Section 4 below immediately prior to such Liquidation (the amount payable pursuant to this sentence is hereinafter referred to as the “Series D Liquidation Amount”). If upon any such Liquidation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series D Preferred Stock and any Parity Stock (as defined below) the full amount to which they shall be entitled, the holders of shares of Series D Preferred Stock and any Parity Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts that would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.  A “Liquidation” shall mean any of the following:  (A) a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or (B) a Deemed Liquidation Event (as defined below).

(b) Payments to Holders of Junior Stock.  After the payment of all preferential amounts required to be paid to the holders of Series D Preferred Stock, any Parity Stock and any other class or series of stock of the Corporation ranking on liquidation senior to the Series D Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Junior Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

(c) Deemed Liquidation Events

(i)            The following events shall be deemed to be a liquidation of the Corporation for purposes of this Section 2 (a “Deemed Liquidation Event”):

(A)           a merger, consolidation, recapitalization, reorganization or other transaction in which:

(I)                 the Corporation is a constituent party or

(II)             a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation.

except any such merger, consolidation, recapitalization, reorganization or other transaction involving the Corporation or a subsidiary in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold immediately following such merger or consolidation, recapitalization, reorganization or other transaction, at least 51%, by voting power and economic interest, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

(B)             the sale, in a single transaction or series of related transactions, by the Corporation of all or substantially all the assets of the Corporation (except where such sale is to a wholly owned subsidiary of the Corporation).

(ii)           The Corporation shall not effect any transaction constituting a Deemed Liquidation Event pursuant to Subsection 2(c)(i)(A) above unless (A) the agreement or plan of merger or consolidation provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2(a) and 2(b) above or (B) the holders of at least a majority of the then- outstanding shares of Series D-1 Preferred Stock and the then-outstanding shares of Series D-2 Preferred Stock specifically consent in writing to the allocation of such consideration in a manner different from that provided in Subsections 2(a) and 2(b) above.

(iii)          In the event of a Deemed Liquidation Event pursuant to Subsection 2(c)(i)(B) above, the Corporation shall use its reasonable best efforts to distribute to each holder of Series D Preferred Stock, in respect of each share of Series D Preferred Stock held by such holder, the Series D Liquidation Amount within ten Trading Days of the consummation of such Deemed Liquidation Event.  If such distribution has not occurred, then (A) the Corporation shall deliver a written notice to each of the holders of Series D Preferred Stock no later than fifteen Trading Days after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (B) to require the redemption of such shares of Series D Preferred Stock, and (B) if the holders of at least a majority of the then-outstanding shares of Series D-1 Preferred Stock or Series D-2 Preferred Stock so request in a written instrument delivered to the Corporation (a “Required Distribution Notice”) not later than thirty Trading Days after such Deemed Liquidation Event (which period shall be extended by any period of noncompliance of the Corporation with clause (A) above), the Corporation shall use the consideration received by the Corporation, directly or indirectly, as a result of such Deemed Liquidation Event (net of any liabilities associated with the assets sold or technology licensed, as determined in good faith by the members of the Board of Directors of the Corporation), to the extent legally available therefor (the “Net Proceeds”), to redeem, on a date not later than forty-five Trading Days after such Deemed Liquidation Event (the “Liquidation Redemption Date”), all outstanding shares of Series D-1 Preferred Stock and/or Series D-2 Preferred Stock, as applicable, at a price per share equal to the Series D Liquidation Amount.  In the event of a redemption pursuant to the preceding sentence, if the Net Proceeds are not sufficient to redeem all outstanding shares of Series D-1 Preferred Stock and/or Series D-2 Preferred Stock, as applicable, the Corporation shall redeem a pro rata portion of each holder’s shares of Series D-1 Preferred Stock or Series D-2 Preferred Stock, as applicable.  In no event shall a holder of Series D Preferred Stock receive more than such holder would receive if all holders of Series D Preferred Stock gave a Required Distribution Notice.  The provisions of Section 6 below shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Series D Preferred Stock pursuant to this Subsection 2(c)(iii).  Prior to the distribution or redemption provided for in this Subsection 2(c)(iii), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in the ordinary course of business.

(iv)         The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity.  The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

(d) The Corporation shall mail written notice of any Liquidation to each holder of Series D Preferred Stock not less than twenty days prior to the payment date or effective date thereof.

3.      Voting

(a) General Voting Rights.  On any matter (other than, in the case of the Series D-1 Preferred Stock, the election of the directors) presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written action of stockholders in lieu of meeting), each holder of outstanding shares of Series D Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series D Preferred Stock held by such holder are convertible (subject to the limitations of Section 12 below) as of the record date for determining stockholders entitled to vote on such matter; provided, however, in no event shall any share of Series D Preferred Stock be entitled to more votes than the Maximum Per Share Preferred Vote (as defined below).  Except as provided by law or by the provisions of Subsection 3(b) or 3(c) below, holders of Series D Preferred Stock shall vote together with the holders of Common Stock, and with the holders of any other series of Preferred Stock the terms of which so provide, as a single class.

As used herein, the “Maximum Per Share Preferred Vote” for each share of Series D-1 Preferred Stock shall be the lesser of (i) 125.66 or such greater number of votes as may be specifically permitted under then applicable rules or regulation of the Nasdaq National Market or other applicable market or exchange, and (ii) the number of shares of Common Stock into which each share of Series D-1 Preferred Stock is convertible as of 5:00 P.M. on the record date for the vote.

(b) Elections of Directors.  Except as otherwise provided below in this Section 3(b), the holders of the shares of Series D-1 Preferred Stock, exclusively and as a separate class, shall be entitled to elect a number of directors of the Corporation as provided below, and the holders of the shares of Common Stock and of any other class or series of voting stock (but excluding the Series D-1 Preferred Stock), exclusively and as a separate class, shall, subject to the rights of any additional series of Preferred Stock that may be established from time to time, be entitled to elect the balance of the total number of directors of the Corporation.  For so long as at least 60,060 shares of Series D-1 Preferred Stock are outstanding, the holders of Series D-1 Preferred Stock shall be entitled to elect a number of directors equal to, rounding to the closest whole number, with .5 being rounded up, (except that rounding shall be down to the closest whole number in the event that rounding up would permit the Series D-1 Preferred Stock, to elect fifty percent (50%) or more of the board of directors), the product of (i) the total number of directors to be on the Board of Directors immediately following an election of directors, multiplied by (ii) a fraction, of which (A) the numerator shall be the aggregate Maximum Per Share Preferred Votes for all shares of Series D-1 Preferred Stock outstanding at the time of the vote and (B) the denominator shall be the sum of (x) the total number of shares of Common Stock outstanding as of the record date for the vote, (y) the aggregate Maximum Per Share Preferred Votes for all shares of Series D-I Preferred Stock outstanding as of 5:00 PM. on the record date for the vote, and (z) for each other security of the Corporation, including the Series D-2 Preferred Stock, entitled to vote in an election for directors as of the record date for the vote, the least of (I) the maximum vote permitted under the Certificate of Incorporation, (II) the maximum vote permitted under any Certificate of Designation of this Corporation and (III) the maximum vote permitted under any applicable law, rule or regulation.  At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of Series D-1 Preferred Stock then outstanding shall constitute a quorum of the Series D-1 Preferred Stock for the purpose of electing directors by holders of the Series D-1 Preferred Stock.  A vacancy in any directorship filled by the holders of Series D-1 Preferred Stock shall be filled only by vote or written consent in lieu of a meeting of the holders of the Series D-1 Preferred Stock or by any remaining director or directors elected by the holders of Series D-1 Preferred Stock pursuant to this Subsection 3(b).

(c) Series Voting Rights.  The Corporation shall not, without the written consent or affirmative vote of the holders of a majority of the shares of (i) Series D-1 Preferred Stock then outstanding, and (ii) with respect to Subsection 3(c)(i) through Subsection 3(c)(v) (inclusive) below, Series D-2 Preferred Stock, in each case given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

(i)                                     amend the Certificate of Incorporation, including this Certificate of Designation, so as to amend, alter or repeal the powers, preferences or special rights of the Series D Preferred Stock in a manner that adversely affects the rights, preferences or privileges of the holders of Series D Preferred Stock, provided that nothing in this Subsection 3(c)(i) shall prohibit the Corporation from effecting a Deemed Liquidation Event so long as the Corporation complies with the provisions of Subsections 2(c)(ii) through (iv) (inclusive) above;

(ii)                                  authorize, designate or issue any Parity Stock or any class of stock of the Corporation ranking senior to the Series D Preferred Stock as to the payment of dividends and as to distribution of assets upon Liquidation (“Senior Stock”);

(iii)                               amend the Certificate of Incorporation to authorize any additional shares of Series D Preferred Stock, Parity Stock or Senior Stock;

(iv)                              amend, alter or repeal any provision of this Certificate of Designations, provided that nothing in this Subsection 3(c)(iv) shall prohibit the Corporation from effecting a Deemed Liquidation Event so long as the Corporation complies with the provisions of Subsections 2(c)(ii) through (iv) (inclusive) above;

(v)                                 amend, alter or repeal the Bylaws of the Corporation in any way that is inconsistent with this Certificate of Designations;

(vi)                              take any action to decrease the number of directors of the Corporation to less than five;

(vii)                           apply any of its assets in excess of $7,500,000 in any 12-month period to the redemption, retirement, purchase or acquisition, directly or indirectly (including through a Corporation Subsidiary), of any shares of capital stock of the Corporation (including securities convertible into or exchangeable for such capital stock), other than (A) redemptions of Preferred Stock in accordance with the terms of the Certificate of Incorporation, (B) repurchases of Common Stock from employees and consultants who received the stock in connection with their performance of services at cost upon termination of employment or service, (C) redemptions, retirements, repurchases or acquisitions of 5 1/4% Convertible Subordinated Debentures due June 15, 2005 of the Corporation (“Convertible Debentures”), and (D) repurchases made with the proceeds of an issuance of Junior Stock, except where such proceeds are used to repurchase securities from any officer or director of the Corporation;

(viii)                        acquire all or substantially all of the assets or stock of any class of any other corporation, or any equity interest in any partnership, limited liability company, joint venture, association, joint stock company or trust where the aggregate consideration paid by the Corporation (as determined in good faith by the directors of the Corporation at the time definitive agreements are entered into) for such acquisition is greater than $80,000,000; or

(ix)                                incur any indebtedness for borrowed money, which for purposes of this paragraph shall exclude the Convertible Debentures, or permit any Corporation Subsidiary to incur any indebtedness (other than indebtedness of Corporation Subsidiaries owed to the Corporation or other intercompany indebtedness), in excess of, at any time, the greater of (A) $50,000,000; or (B) $65,000,000 less the aggregate principal amount of the then-outstanding Convertible Debentures.

For purposes of this Subsection 3(c), the term “Corporation Subsidiary” shall mean any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which the Corporation (or another Corporation Subsidiary) holds stock or other ownership interests representing (1) more that 50% of the voting power of all outstanding stock or ownership interests of such entity or (2) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.  The rights of the holders of the Series D-1 Preferred Stock under Subsections 3(c)(vi) through (3)(c)(viii) above shall terminate on the first date on which there are fewer than 30,030 outstanding shares of Series D-1 Preferred Stock.

At any meeting held for the purpose of voting on any of the matters for which the holders of the Series D-1 Preferred Stock or Series D-2 Preferred Stock have class voting rights, the presence in person or by proxy of the holders of a majority of the shares of Series D-1 Preferred Stock then outstanding or the Series D-2 Preferred Stock then outstanding, as the case may be, shall constitute a quorum of the Series D-1 Preferred Stock or Series D-2 Preferred Stock for the purpose of voting on matters to which these class voting rights apply.

4.                                       Optional Conversion

The holders of the Series D Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert.   Each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Stated Value of such shares by the Series D Conversion Price (as defined below) in effect on the Conversion Date (as defined below).  The “Series D Conversion Price” initially shall be $3.33. Such initial Series D Conversion Price, and the rate at which shares of Series D Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.  In the event of a notice of redemption of any shares of Series D Preferred Stock pursuant to Section 6 below, the Conversion Rights of the shares of Series D Preferred Stock designated for redemption shall terminate at 5:00 p.m., Eastern time, on the last full day preceding the applicable Redemption Date (as defined below), unless the Redemption Price (as defined below) is not paid or tendered for payment on the Redemption Date, in which case the Conversion Rights for such shares shall continue until such price is paid, or tendered for payment, in full.  In the event of a liquidation, dissolution or winding up of the Corporation, (i) the Conversion Rights shall terminate at 5:00 p.m., Eastern time, on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series D Preferred Stock (unless such amounts are not paid or tendered for payment on the Redemption Date, in which case the Conversion Rights for such shares shall continue until such amounts are paid, or tendered for payment, in full) and (ii) the Corporation shall provide to each holder of shares of Series D Preferred Stock notice of such liquidation, dissolution or winding up, which notice shall (A) be sent at least 20 days (unless a greater period is required by law) prior to the termination of the Conversion Rights and (B) state the amount per share of Series D Preferred Stock that will be paid or distributed on such liquidation, dissolution or winding up and in reasonable detail the manner of calculation thereof. For the purposes of this Subsection 4(a), “Redemption Date” shall mean any Mandatory Redemption Date (as defined below) or Optional Redemption Date (as defined below) and “Redemption Price” shall mean, as applicable, the Mandatory Redemption Price (as defined below) or the Optional Redemption Price (as defined below).

(b) Payment in Lieu of Accumulated dividends. Upon conversion of a share of Series D Preferred Stock in accordance with this Section 4, as part of the conversion, the Corporation shall pay to the holder thereof an amount equal to the total accumulated but unpaid dividends on such share. The Corporation shall pay such amount in cash or if the conditions set forth in Section 1(b)(ii) above are satisfied, in Common Stock, in its sole discretion. If the Corporation elects to pay such amount in shares of Common Stock, the number of shares of Common Stock to be issued shall equal the quotient of (i) such amount divided by (ii) the arithmetic average of the Average Daily Prices for five consecutive Trading Days, the last day of which shall be the second Trading Day preceding the date on which the amount is paid. To the extent the Corporation elects to pay such accumulated but unpaid dividends in shares of Common Stock, (i) the Corporation shall immediately notify such holder within two Trading Days of the Conversion Date in accordance with the notice provisions of Section 13 below and (ii) such election may not be revoked or otherwise changed by the Corporation. In the event the Corporation fails to deliver a notice that it intends to pay dividends in Common Stock within two Trading Days as required above, the Corporation shall pay such dividend in cash.  All accrued but unpaid dividends paid by the Corporation in Common Stock pursuant to this Subsection 4(b) shall be paid by the Corporation on the tenth Trading Day following the applicable Conversion Date.  All accumulated but unpaid dividends paid by the corporation on the fourth Trading Day following the applicable Conversion Date.

(c) Fractional Shares.   No fractional shares of Common Stock shall be issued upon conversion of the Series D Preferred Stock pursuant to this Section 4. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then-effective Series D Conversion Price. The Corporation shall , as soon as practicable after the Conversion Date, and in no event later than three Trading Days after the Conversion Date, pay to such holder any cash payable in lieu of any such fraction of a share.

(d) Mechanics of Conversion

(i)            In order for a holder of Series D Preferred Stock to convert shares of Series D Preferred Stock into shares of Common Stock, such holder shall deliver to the office of the transfer agent for the Series D Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent ) a written notice ( the “Conversion Notice”) that such holder elects to convert all or any number of the shares of the Series D Preferred Stock, represented by such certificate or certificates. The Conversion Notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued.  If required by the Corporation, certificates surrendered for conversion shall be accompanied by a written instrument evidencing such holder’s desire to convert a specified number of shares of Series D Preferred Stock, duly executed by the registered holder or such holder’s attorney duly authorized in writing.  The date specified by the holder in the notice shall be the conversion date or, if no date is specified in the Conversion Notice, the conversion date shall be the date the Conversion

Notice is delivered to the Corporation (as determined in accordance with the notice provisions hereof, such date, the “Conversion Date”).  The shares of Common Stock issuable upon conversion of the shares represented by the certificate or certificates delivered to the Corporation shall be deemed to be outstanding as of the Conversion Date. On or before the Conversion Date, the holders shall surrender a certificate or certificates for the shares to be converted (or an affidavit of loss and indemnity agreement relating thereto) to the office of the transfer agent for the Series D Preferred (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). Upon surrender of a certificate following one or more partial conversions, the Corporation shall promptly deliver to such holder a new certificate representing the remaining shares of Series D Preferred Stock. Upon conversion of any Series D Preferred Stock, the Corporation shall promptly (but in no event later than three Trading Days after the Conversion Date) issue or cause to be issued and cause to be delivered to, or upon the written order of, such holder (or former holder, as the case may be) of Series D Preferred Stock and in such name or names as such holder may designate, a certificate for the shares of Common Stock issuable upon such conversion, free of restrictive legends unless such shares of Common Stock are not then freely transferable without volumes restrictions pursuant to Rule 144(k) under the Securities Act. Such holder, or any person so designated by such holder to receive such shares of Common Stock, shall be deemed to have become holder of record  of such shares of Common Stock as of the Conversion Date. If and when such shares of Common Stock may be freely transferred pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement, the Corporation shall use its best efforts to deliver such shares of Common Stock electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, and shall issue such shares of Common Stock in the same manner as dividend payment shares are issued pursuant to Section 1(b)(iii) above.

(ii)           The Corporation covenants that it shall at all times when the Series D Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series D Preferred Stock, such number of its duly authorized but unissued and otherwise unreserved shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series D Preferred Stock or, if the number of shares of Common Stock so reserved is insufficient, the Corporation shall take any corporation action that is necessary to make available a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock within 90 days after the occurrence of such deficiency. Before taking any action that would cause an adjustment reducing the Series D Conversion Price below the then par value of the Common Stock, the Corporation shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Series D Conversion Price.

(iii)          Upon any such conversion, shares of Common Stock issued upon conversion of such shares of Series D Preferred Stock shall not be deemed Additional Shares of Common Stock (as defined below) and no adjustment to the Series D Conversion Price shall be made for any accumulated but unpaid dividends on the Series D Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

(iv)         All shares of Series D Preferred Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except for the right of the holders thereof to receive shares of Common Stock and cash, if any, in accordance with

Subsections 4(b) and 4(c) above. Any shares of Series D Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation (without the need for action by the holders of Series D Preferred Stock or any other stockholders) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series D Preferred Stock accordingly.

(v)          The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series D Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series D Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

(e) Adjustments to Series D Conversion Price for Diluting Issues

(i)            Special Definitions.  For purposes of this Section 4, the following definitions shall apply:

(A)                              “Option” shall mean any rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(B)                                “Series D Original Issue Date” shall mean the date on which a share of Series D Preferred Stock was first issued, regardless of the number of times the transfer of such share shall be made on the Corporation’s stock transfer records and regardless of the number of certificates that may be issued to evidence such share.

(C)                                “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(D)                               “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4(e)(iii) below, deemed to be issued) by the Corporation after the Series D Original Issue Date, other than shares of Common Stock issued, issuable or deemed issued:

(I)                                    as a dividend or distribution on Series D Preferred Stock;

(II)                                by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4(f) or 4(g) below;

(III)                            to employees or directors of, or consultants to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation and by a majority of the directors of the Corporation who are eligible to serve on the Audit Committee of such Board under the then-applicable rules of the Securities and Exchange Commission and the Nasdaq National Market

(or other market or exchange on which the Common Stock is then traded or authorized for quotation);

(IV)                            to Accenture LLP pursuant to agreements in effect on June 1, 2003; or

(V)                                in connection with any transaction with any strategic investor, vendor or customer, lessor, customer, supplier, marketing partner, developer or integrator or any similar arrangement, in each case the primary purpose of which is not to raise equity capital, provided such issuance is approved by the Board of Directors of the Corporation and by a majority of the directors of the Corporation who are eligible to serve on the Audit Committee of such Board under the then-applicable rules of the Securities and Exchange Commission and the Nasdaq National Market (or other market or exchange on which the Common Stock is then traded or authorized for quotation).

(ii)           No Adjustment of Series D Conversion Price.    No adjustment in the Series D Conversion Price shall be made as the result of the issuance of Additional Shares of Common Stock if the consideration per share (determined pursuant to Subsection 4(e)(v) below) for such Additional Share of Common Stock issued or deemed to be issued by the Corporation is equal to or greater than the applicable Series D Conversion Price in effect immediately prior to the issuance or deemed issuance of such Additional Shares of Common Stock.  In addition, no adjustment in the Series D Conversion Price shall be made (A) with respect to the Series D-1 Preferred Stock, if prior to such issuance or deemed issuance of Additional Shares of Common Stock, the Corporation receives written notice from the holders of at least a majority of the shares of Series D-1 Preferred Stock then outstanding agreeing that no such adjustment shall be made as a result of such issuance or deemed issuance and (B) with respect to the Series D-2 Preferred Stock, if prior to such issuance or deemed issuance of Additional Shares of Common Stock, the Corporation receives written notice from the holders of at least a majority of the shares of Series D-2 then outstanding agreeing that no such adjustment shall be made as a result of such issuance or deemed issuance.

(iii)          Issue of Securities to be a Deemed Issue of Additional Shares of Common Stock

(A)                              If the Corporation at any time or from time to time after the Series D Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities that, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive shares of Common Stock that are specifically excepted from the definition of Additional Shares of Common Stock by Subsection 4(e)(i)(D) above) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(B)                                If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series D Conversion Price pursuant to the terms of Subsection 4(e)(iv) below, are revised (either automatically pursuant the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then, effective upon such increase or decrease becoming effective, the Series D Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted prospectively to such Series D Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security.  Notwithstanding the foregoing, no adjustment pursuant to this clause (B) shall have the effect of increasing the Series D Conversion Price to an amount that exceeds the lower of (i) the Series D Conversion Price on the original adjustment date, or (ii) the Series D Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

(C)                                If the terms of any Option or Convertible Security (excluding Options or Convertible Securities that, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive shares of Common Stock that are specifically excepted from the definition of Additional Shares of Common Stock by Subsection 4(e)(i)(D) above), the issuance of which did not result in an adjustment to the Series D Conversion Price pursuant to the terms of Subsection 4(e)(iv) below (either because the consideration per share (determined pursuant to Subsection 4(e)(v) below) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series D Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series D Original Issue Date), are revised after the Series D Original Issue Date (either automatically pursuant the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4(e)(iii)(A) above) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(D)                               Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security that resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series D Conversion Price pursuant to the terms of Subsection 4(e)(iv) below, the Series D Conversion Price shall be readjusted prospectively to such Series D Conversion Price as would have obtained had such Option or Convertible Security never been issued.

(E)                                 No adjustment in the Series D Conversion Price shall be made upon the issue of shares of Common Stock or Convertible Securities upon the exercise of Options or the issue of shares of Common Stock upon the conversion or exchange of Convertible Securities.

(iv)         Adjustment of Series D Conversion Price Upon Issuance of Additional Shares of Common Stock.  In the event the Corporation shall at any time after the Series D Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(e)(iii) above), without consideration or for a consideration per share less than the applicable Series D Conversion Price in effect immediately prior to such issue, then the Series D Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series D Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock that the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series D Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, (i) for the purpose of this Subsection 4(e)(iv), all shares of Common Stock issuable upon conversion or exercise of shares of Series D Preferred Stock, Options or Convertible Securities outstanding immediately prior to such issue or upon exercise of such securities shall be deemed to be outstanding, and (ii) the number of shares of Common Stock deemed issuable upon conversion of such outstanding shares of Series D Preferred Stock shall be determined without giving effect to any adjustments to the Series D Conversion Price resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

(v)          Determination of Consideration.  For purposes of this Subsection 4(e), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(A)                              Cash and Property.  Such consideration shall:

(I)                                    insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(II)                                insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the non-management members of the Board of Directors of the Corporation; and

(III)                            in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration that covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by non-management members of the Board of Directors of the Corporation.

(B)                                Options and Convertible Securities.  The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4(e)(iii) above, relating to Options and

Convertible Securities, shall be determined by dividing

(I)                                    the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(II)                                the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(vi)         Multiple Closing Dates.   In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are comprised of shares of the same series or class of Preferred Stock and that would result in an adjustment to the Series D Conversion Price pursuant to the terms of Subsection 4(e)(iv) above, and such issuance dates occur within a period of no more than 60 days, then, upon the final such issuance, the Series D Conversion Price shall be readjusted prospectively to give effect to all such issuances as if they occurred on the date of the final such issuance (and without giving effect to any adjustments as a result of such prior issuances within such period).

(f)  Adjustment for Stock Splits and Combinations.  If the Corporation shall at any time or from time to time after the Series D Original Issue Date (i) effect a subdivision of the outstanding Common Stock (whether by stock split, stock dividend or otherwise) without a corresponding subdivision of the Series D Preferred Stock, or (ii) combine the outstanding shares of Series D Preferred Stock (whether by reverse stock split or otherwise) without a corresponding combination of the Common Stock, the Series D Conversion Price in effect immediately before that subdivision or combination shall be proportionately decreased.  If the Corporation shall at any time or from time to time after the Series D Original Issue Date (x) combine the outstanding shares of Common Stock (whether by reverse stock split or otherwise) without a corresponding combination of the Series D Preferred Stock, or (y) effect a subdivision of the outstanding shares of Series D Preferred Stock (whether by stock split, stock dividend or otherwise) without a corresponding subdivision of the Common Stock, the Series D Conversion Price in effect immediately before the combination or subdivision shall be proportionately increased.  Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(g) Adjustment for Certain Dividends and Distributions.  In the event the Corporation at any time, or from time to time after the Series D Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Series D Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series D Conversion Price then in effect by a fraction:

(i)            the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(ii)           the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series D Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series D Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series D Preferred Stock simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series D Preferred Stock had been converted into Common Stock on the date of such event or (ii) a dividend or other distribution of shares of Series D Preferred Stock that are convertible, as of the date of such event , into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

(h) Adjustments for Other Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series D Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than shares of Common Stock) or in cash or other property, then and in each such event provision shall be made so that the holders of the Series D Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the kind and amount of securities of the Corporation, cash or other property that they would have been entitled to receive had the Series D Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date , retained such securities receivable by them as aforesaid during such period , giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Series D Preferred Stock ; provided, however, that no such provision shall be made if the holders of Series D Preferred Stock receive , simultaneously with the distribution to the holders of Common Stock a dividend or other distribution of such securities , cash or other property in an amount equal to the amount of such securities , cash or other property as they would have received if all outstanding shares of Series D Preferred Stock had been converted into Common Stock on the date of such event.

(i)  Adjustment for Merger or Reorganization, etc.  Subject to the provisions of Subsection 2(c) above, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation (which is not a Liquidation) in which the Common Stock (but not the Series D Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by paragraph (e), (f) or (g) of this Section 4), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series D Preferred Stock shall be convertible into the kind and amount of securities, cash or other property that a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series D Preferred Stock Immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series D Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series D Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series D Preferred Stock.

(j)  Rounding of Calculations; Minimum Adjustments. All calculations under this Section 4 shall be made to the nearest one tenth of a cent. No adjustment in the Series D Conversion Price is required if the amount of such adjustment would be less than $0.01; provided, however, that any adjustments which by reason of this Subsection 4(j) are not required to be made will be carried forward and given effect in any subsequent adjustment. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(k) Certificate as to Adjustments. Upon the occurrence of each adjustment pursuant to this Section 4, the Corporation at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based.  Upon written request, the Corporation will promptly deliver a copy of each such certificate to each holder of Series D Preferred Stock and to the Corporation’s Transfer Agent.  The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series D Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series D Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property that then would be received upon the conversion of Series D Preferred Stock.

(l)  Notice of Record Date.  In the event;

(i)                                     the Corporation shall take a record of the holders of its Common Stock (or other stock or securities at the time issuable upon conversion of the Series D Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

(ii)                                  of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, any consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Corporation; or

(iii)                               of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series D Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of Common Stock (or such other stock or securities at the time issuable upon the conversion of the Series D Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up.  Any notice required under this Subsection 4(l) shall be sent at least 20 days prior to the record date or effective date for the event specified in such notice.

5.      Redemption at the Option of the Corporation

(a) Mandatory Redemption Event.  All or any portion of the outstanding shares of Series D Preferred Stock shall be redeemed at a price per share equal to (i) 125% of Stated Value plus (ii) all accumulated but unpaid dividends (the “Mandatory Redemption Price”) in accordance with this Section 5 pursuant to written notice (the “Mandatory Redemption Notice”) delivered to the holders of Series D Preferred Stock by the Corporation, in its sole discretion, at any time or from time to time after the third anniversary of the Series D Original Issue Date; provided that the Corporation shall be entitled to deliver a Mandatory Redemption Notice only if the Average Daily Price on each Trading Day for a period of at least 45 consecutive Trading Days (such period ending no earlier than four Trading Days prior to the date of such Mandatory Redemption Notice) has exceeded $7.60 (subject to appropriate adjustment in the event of any stock dividend, stock split, reverse stock split, combination, split-up, recapitalization and like occurrences on or after the Series D Original Issue Date affecting such shares).  Any Mandatory Redemption Notice delivered pursuant to this Subsection 5(a) shall specify a date (a “Mandatory Redemption Date”) as of which such redemption shall be effected.  Each Mandatory Redemption Date shall be a Trading Day not less than 20 Trading Days nor more than 30 Trading Days following the date on which the related Mandatory Redemption Notice is sent by the Corporation.  On each Mandatory Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Series D Preferred Stock owned by each holder, that number of outstanding shares of Series D Preferred Stock specified in the related Mandatory Redemption Notice.

(b) Mandatory Redemption Notice.  Any Mandatory Redemption Notice shall be delivered to each holder of record of Series D Preferred Stock, as applicable, in accordance with the notice provisions set forth in Section 13 below.  Each Mandatory Redemption Notice shall state:

(i)                                     the Mandatory Redemption Date;

(ii)                                  the Mandatory Redemption Price;

(iii)                               the number of shares of Series D Preferred Stock held by the holder that the Corporation shall redeem on the Mandatory Redemption Date;

(iv)                              the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Section 4 above); and

(v)                                 that the holder is to surrender to the Corporation, in the manner and at the place designated, its certificate or certificates (or an affidavit of loss and indemnity agreement for such certificates) representing the shares of Series D Preferred Stock to be redeemed.

(c) Surrender of Certificates; Payment.  On or before the applicable Mandatory Redemption

Date, each holder of shares of Series D Preferred Stock to be redeemed on such Mandatory Redemption Date, unless such holder has exercised its right to convert such shares as provided in Section 4 above, shall surrender the certificate or certificates (or deliver an affidavit of loss and indemnity agreement for such certificates) representing such shares to the Corporation in the manner and at the place designated in the Mandatory Redemption Notice, and thereupon the Mandatory Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired.  In the event less than all of the shares of Series D Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Series D Preferred Stock shall promptly be issued to such holder.

(d) Rights Subsequent to Mandatory Redemption.  If the Mandatory Redemption Notice shall have been duly given, and if on the applicable Mandatory Redemption Date the Mandatory Redemption Price payable upon redemption of the shares of Series D Preferred Stock to be redeemed on such Mandatory Redemption Date is paid or tendered for payment, then notwithstanding that the certificates evidencing any of the shares of Series D Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Preferred Stock shall cease to accumulate after such Mandatory Redemption Date and all rights with respect to such shares shall forthwith after the Mandatory Redemption Date terminate, except only the right of the holders to receive the Mandatory Redemption Price without interest upon surrender of their certificate or certificates therefor.

(e) Redeemed or Otherwise Acquired Shares.  Any shares of Series D Preferred Stock that are redeemed pursuant to this Section 5 or Section 6 below or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately canceled and shall not be reissued, sold or transferred as shares of Series D Preferred Stock.  Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series D Preferred Stock following any redemption.

(f)  Other Redemptions or Acquisitions.  Neither the Corporation nor any subsidiary shall redeem or otherwise acquire any series of Series D Preferred Stock, except (i) as expressly authorized herein, (ii) with the written consent of the holders of at least a majority of the then-outstanding shares of (A) Series D-1 Preferred Stock and (B) Series D-2 Preferred Stock, or (iii) pursuant to a purchase offer made pro rata to all holders of Series D Preferred Stock on the basis of the number of shares of Series D Preferred Stock owned by each such holder.

6.             Redemption at the Option of the Holders of Series D Preferred Stock

(a) Right to Redeem. Shares of Series D-1 Preferred Stock shall be redeemed by the Corporation at a price per share equal to the Stated Value plus accumulated but unpaid dividends (the “Optional Redemption Price”) at any time and from time to time no earlier than the sixth anniversary of the Series D Original Issue Date after receipt by the Corporation from the holders of at least a majority of the then-outstanding shares of Series D-1 Preferred Stock of written notice (a “Series D-1 Optional Redemption Notice”) requesting redemption of all or any portion of the outstanding shares of Series D-1 Preferred Stock.  Shares of Series D-2 Preferred Stock shall be redeemed by the Corporation at a price per share equal to the Optional Redemption Price at any time and from time to time no earlier than the sixth anniversary of the Series D Original Issue Date after receipt by the Corporation from holder(s) holding in the aggregate shares of Series D-2 Preferred Stock then outstanding with a Stated Value in excess of $3,000,000 (or if less than $3,000,000, all of such holder’s shares of Series D-2 Preferred Stock) of written notice (a “Series D-2 Optional Redemption Notice” and together with a Series D-1 Optional Redemption Notice, an “Optional

Redemption Notice”) requesting redemption of all or any portion of such holder’s outstanding shares of Series D-2 Preferred Stock.  Notwithstanding any other provision of this Section 6, until the seventh anniversary of the Series D Original Issue Date, the aggregate number of shares of (i) Series D-1 Preferred Stock or (ii) Series D-2 Preferred Stock that the Corporation may be required to redeem under this Section 6 shall not exceed 50% of the number of shares of Series D-1 Preferred Stock or Series D-2 Preferred Stock, respectively, outstanding as of the sixth anniversary of the Series D Original Issue Date.  The process for effecting any such redemption shall be as follows:

(i)            Within 15 days after the receipt of an Optional Redemption Notice, the Corporation shall send to each holder of Series D Preferred Stock a notice (the “Corporation Notice”) which shall (A) state the number of shares of Series D Preferred Stock that are the subject of the applicable Optional Redemption Notice, and (B) specify a date (an “Optional Redemption Date”) as of which a redemption pursuant to this Section 6 shall be effected and the date by which a holder may elect to join in the redemption pursuant to subsection (b)(ii) below.  Each Optional Redemption Date shall be a Trading Day not less than 40 days or more than 120 days following the date on which the related Corporation Notice is sent by the Corporation.

(ii)           Within 20 days after receipt of the Corporation Notice, each holder of Series D Preferred Stock may provide notice to the Corporation that such holder wishes to include all or a portion of its shares of Series D Preferred Stock in such Optional Redemption Notice and stating the number of shares to be so included (and, thereafter such shares shall be deemed to be included in such Optional Redemption Notice).

(iii)          Within 50 days after receiving the Optional Redemption Notice and at least 10 days prior to the Optional Redemption Date, the Corporation shall provide each holder of Series D Preferred Shares with written notice (“Closing Notice”) that states (i) the applicable Optional Redemption Price, (ii) the applicable Optional Redemption Date, (iii) the number of shares requested to be redeemed on that Optional Redemption Date, (iv) the number of shares of Series D Preferred Stock to be redeemed on such date, and (v) that the holder is to surrender to the Corporation, in the manner and at the place designated, its certificate or certificates (or affidavit of loss and indemnity agreement) representing the shares of Series D Preferred Stock to be redeemed.

(iv)         Subject to the limitations above in this Section 6, on the applicable Optional Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Series D Preferred Stock owned by each holder for which redemption was requested, that number of outstanding shares of Series D Preferred Stock specified or deemed to be included in the Optional Redemption Notice.  In the event the Corporation does not have sufficient funds legally available to redeem on such Optional Redemption Date all shares of Series D Preferred Stock to be redeemed on such Optional Redemption Date, the Corporation shall redeem a pro rata portion of each holder’s shares out of funds legally available therefor, based on the respective amounts that would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.  If the Corporation has not redeemed all outstanding shares of Series D Preferred Stock which are to be redeemed within 120 days following the date on which the related Optional Redemption Notice is sent by the Corporation, the Dividend Rate with regard to any shares of Series D Preferred Stock that remain outstanding shall be 14% per annum from the date of the Optional Redemption Notice until such date as such shares are actually redeemed.

(b) Optional Redemption Notice and Other Notices.  Any Optional Redemption Notice shall be delivered to the Corporation, and any Corporation Notice or Closing Notice shall be delivered to each holder of record of Series D Preferred Stock, as applicable, in accordance with the notice provisions set forth in Section 13 below.

(c) Surrender of Certificates: Payment.  On or before the applicable Optional Redemption Date, each holder of shares of Series D Preferred Stock to be redeemed on such Optional Redemption Date, unless such holder has exercised its right to convert such shares as provided in Section 4 above, shall surrender the certificate or certificates (or deliver an affidavit of loss and indemnity agreement for such certificates) representing such shares to the Corporation, in the manner and at the place designated by the Corporation in its notice pursuant to this Section 6, and thereupon the Optional Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired.  In the event less than all of the shares of Series D Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Series D Preferred Stock shall promptly be issued to such holder.

(d) Rights Subsequent to Optional Redemption.  If the Optional Redemption Notice shall have been duly given, and if on the applicable Optional Redemption Date the Optional Redemption Price payable upon redemption of the shares of Series D Preferred Stock to be redeemed on such Optional Redemption Date is paid or tendered for payment, then notwithstanding that the certificates evidencing any of the shares of Series D Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Preferred Stock shall cease to accumulate after such Optional Redemption Date and all rights with respect to such shares shall forthwith after the Optional Redemption Date terminate, except only the right of the holders to receive the Optional Redemption Price without interest upon surrender of their certificate or certificates therefor.

7.      Waivers

The holders of Series D Preferred Stock shall also be entitled to, and shall not be deemed to have waived, any other applicable rights granted to such holders under the Delaware General Corporation Law.  Any of the rights of the holders of Series D-1 Preferred Stock or Series D-2 Preferred Stock set form herein may be waived by the affirmative consent or vote of the holders of at least a majority of the then outstanding shares of Series D-1 Preferred Stock or Series D-2 Preferred Stock, respectively, subject to applicable law.

8.      No Impairment

The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation without the written consent of the holders of at least a majority of the then-outstanding shares of Series D Preferred Stock, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designations and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series D Preferred Stock against impairment.

9.      Registration of Series D Preferred Stock

The Corporation shall register shares of the Series D Preferred Stock, upon records to be maintained by the Corporation for that purpose (the “Series D Preferred Stock Register”), in the name of the record holders thereof from time to time.  The Corporation may deem and treat the registered holder of shares of

Series D Preferred Stock as the absolute owner thereof for the purpose of any conversion hereof or any distribution to such holder, and for all other purposes, absent actual notice to the contrary.

10.    Registration of Transfers

The Corporation shall register the transfer of any shares of Series D Preferred Stock in the Series D Preferred Stock Register, upon surrender of certificates evidencing such Shares to the Corporation at its address specified herein.  Upon any such registration or transfer, a new certificate evidencing the shares of Series D Preferred Stock so transferred shall be issued to the transferee and a new certificate evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring holder.

11.    Replacement Certificates

If any certificate evidencing Series D Preferred Stock, or Common Stock issued upon conversion thereof, is mutilated, lost, stolen or destroyed, the Corporation shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for such certificate, a new certificate, but only upon receipt of an affidavit of loss and indemnity agreement reasonably satisfactory to the Corporation evidencing such loss, theft or destruction and customary and reasonable indemnity, if requested.  Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Corporation may prescribe.

12.    Limitation on Conversion

(a) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by any holder of Series D-2 Preferred Stock upon any conversion of Series D-2 Preferred Stock (or otherwise in respect of the Series D-2 Preferred Stock) shall be limited to the extent necessary to insure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with such holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% (the “Maximum Percentage”) of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion).  Each delivery of a Conversion Notice by a holder of Series D-2 Preferred Stock will constitute a representation by such holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of shares of Common Stock requested in such Conversion Notice is permitted under this paragraph.  By written notice to the Corporation, any holder of Series D-2 Preferred Stock may waive the provisions of this Section or increase or decrease the Maximum Percentage to any other percentage specified in such notice, but (i) any such waiver or increase will not be effective until the 61st day after such notice is delivered to the Corporation, and (ii) any such waiver or increase or decrease will apply only to such holder and not to any other holder of Series D-2 Preferred Stock.  For purposes of this Section 12, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(b) For purposes of this Section 12, in determining the number of outstanding shares of Common Stock, a holder of Series D Preferred Stock may rely on the number of outstanding shares of Common Stock as reflected in (1) the Corporation’s most recent Form 10-Q, Form 10-K or other public filing with the Commission, as the case may be, (2) a more recent public announcement by the Corporation, or (3) any other notice by the Corporation or its transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written request of any holder of Series D Preferred Stock, the Corporation shall promptly, but in no even later than one Trading Day following the receipt of such notice confirm in writing to any such holder the number of shares of Common Stock then outstanding.

13.    Notices

Any and all notices or other communications or deliveries hereunder (including without limitation any Conversion Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on a Trading Day and electronic confirmation of receipt is received by the sender, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The addresses for such communications shall be: (i) if to the Corporation, to 10 Canal Park, Cambridge, Massachusetts 02141, facsimile:  (617) 949-1722, attention: Chief Executive Officer and General Counsel, or (ii) if to a holder of Series D Preferred Stock, to the address or facsimile number appearing on the Corporation’s stockholder records or such other address or facsimile number as such holder may provide to the Corporation in accordance with this Section.

14.    Preemptive Rights

Each holder of the Series D Preferred Stock shall have preemptive rights, the terms of which are specified in the Investor Rights Agreement among the Corporation and the holders of Series D Preferred Stock dated August 14, 2003 (as amended from time to time in accordance with its terms, and subject to the limitations and other terms set forth in such Investor Rights Agreement, including the right to waive any term thereof).

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by its President as of August 13, 2003.

ASPEN TECHNOLOGY, INC.

By:	/s/ David L. McQuillin
David L. McQuillin
President and Chief Executive Officer